Exhibit 4.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, modified, supplemented or restated and in effect from time to time, this “Agreement”), dated as of December 15, 2015, is made by and among Bloom Energy Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party hereto (the “Guarantors” and together with the Company, each a “Grantor” and collectively, the “Grantors”), and U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (as hereinafter defined) (in such capacity and together with any successors in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties.

WITNESSETH:

WHEREAS, reference is made to that certain Indenture, dated as of December 15, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Indenture”, which term shall also include and refer to any additional issuance of notes under the Indenture), by and among, the Company, each Guarantor, U.S. Bank National Association, as trustee (together with its successors in such capacity, the “Trustee”), and the Collateral Agent, pursuant to which the Company is issuing its 5.0% Convertible Senior Secured PIK Notes due 2020 (together with any additional notes issued under the Indenture, the “Senior Secured Notes”).

WHEREAS, pursuant to the Indenture the Holders have appointed the Collateral Agent to act as its agent hereunder and the Collateral Agent has accepted such appointment.

WHEREAS, it is a condition to the issuance of the Senior Secured Notes that each Grantor executes and delivers this Agreement.

WHEREAS, this Agreement is made by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or permitted assigns), hereby agree as follows:

ARTICLE 1

Definitions

SECTION 1.01 Generally. All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.02 Definition of Certain Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Indenture. In addition, as used herein, the following terms shall have the following meanings:

“Accessions” shall have the meaning given that term in the UCC.

“Account Debtor” shall have the meaning given that term in the UCC.

“Account(s)” shall mean “accounts”, as defined in the UCC, and shall also mean a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, or (iii) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 6.01 of this Agreement.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all personal property of each Grantor, including, without limitation: all (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) General Intangibles (including Payment Intangibles and IP Collateral), (h) Goods, (i) Instruments, (j) Inventory, (k) Investment Property, (l) Software, (m) letters of credit, Letter-of-Credit Rights and Supporting Obligations, (n) money, policies and certificates of insurance, deposits, cash, or other property, (o) all books, records, and information relating to any of the foregoing ((a) through (n)) and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records), (p) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing (including Stock Rights and proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any of the foregoing ((a) through (o)) or otherwise), (q) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (p)), including the right of stoppage in transit, and (s) any of the foregoing, whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing; provided, however, that, notwithstanding the foregoing, the Collateral shall not include any Excluded Assets.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.08.

“Commercial Tort Claims” shall have the meaning given that term in the UCC and shall include, without limitation, the Commercial Tort Claims listed on Schedule II (as such schedule may be supplemented from time in accordance with Section 3.08).

“Commodity Account” shall have the meaning given that term in the UCC.

“Company” has the meaning given to that term in the preamble to this Agreement.

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“Control” shall have the meaning given that term in the UCC.

“Copyright Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Copyright.

“Copyright Office” shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.

“Copyrights” shall mean all copyrights and like protections in each work of authorship or derivative work thereof, whether registered or unregistered and whether published or unpublished, including, without limitation, the copyright registrations and copyright applications listed on Exhibit A annexed hereto and made a part hereof, together with all registrations and recordings thereof and all applications in connection therewith.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

“Deposit Account Control Agreement” means an agreement reasonably satisfactory to the Collateral Agent (provided that an agreement that exposes the Collateral Agent to individual liability cannot be reasonably satisfactory to the Collateral Agent) among any Grantor, a banking institution holding such Grantor’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such banking institution granting Control over such deposit account to the Collateral Agent.

“Documents” shall have the meaning given that term in the UCC.

“Equipment” shall mean “equipment,” as defined in the UCC, and shall also mean all furniture, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantor’s business, and any and all Accessions or additions thereto, and substitutions therefor.

“Excluded Assets” means (1) any interests in real property held by a Grantor as a lessee under a lease and any owned real property or fixtures; (2) any lease, license, permit, contract or agreement to which a Grantor is party if the grant of security interest therein to the Collateral Agent shall constitute or result in a breach, termination or default under such lease, license, permit, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; (3) any intent to use trademark application filed pursuant to Section 1(b) of the Lanham Act to the extent and until a statement of use or amendment to allege use is filed in connection therewith and accepted by the PTO and only if inclusion of such intent to use application in the Collateral prior to such time would result in the cancellation or invalidation of the alleged trademark; (4) any voting Capital Stock the pledge of which would cause more than 65% of the outstanding voting Capital Stock of any Foreign Subsidiary to be pledged; (5) any motor vehicles and other assets subject to certificates of title; (6) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable laws (including any legally effective requirement to obtain the consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; (7) any specific assets that are subject to a Lien permitted by clause (b), (e), (f), (g), (m), (n) (solely in case of cash and cash equivalents pledged as cash collateral for any Hedging Obligations), (o), (t)(iv) or (y) of the definition of Permitted Liens to the extent that a Lien on such assets to secure the Secured

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Obligations is prohibited by or requires consent under the documentation relating to the obligations secured by such Lien, (8) property as to which Liens are outstanding on the Issue Date to holders of debt for borrowed money, capital lease obligations or purchase money indebtedness (other than (i) Silicon Valley Bank, including pursuant to the Loan and Security Agreement, dated as of March 30, 2012, by and between Silicon Valley Bank and Bloom Energy Corporation and (ii) Liens arising under the Security Documents) so long as such Liens are in effect, (9) any Capital Stock outstanding on the Issue Date and pledged to holders of debt for borrowed money, capital lease obligations or purchase money indebtedness (other than (i) Silicon Valley Bank, including pursuant to the Loan and Security Agreement, dated as of March 30, 2012, by and between Silicon Valley Bank and Bloom Energy Corporation and (ii) Liens arising under the Security Documents) so long as such Liens are in effect, (10) Capital Stock in PPA Companies, (11) any Capital Stock in any Project Entities, (12) upon release pursuant to Section 17.04(a)(v) of the Indenture, Intellectual Property, and (13) any Capital Stock of Bloom Energy Japan Limited, a company formed under the laws of Japan, so long as the grant of a security interest therein is prohibited by Joint Venture Agreement, dated May 1, 2013, by and among Eco Production Preparatory Corporation, Bloom Energy Corporation, Appli Production Preparatory Corporation, and solely for certain provisions thereof, SoftBank Corp.

“Excluded Deposit Account” means, collectively, (a) all Deposit Accounts established or held (including sub-accounts) for the exclusive purpose of (and only containing funds for) funding payroll, payroll or employment taxes or employee benefits, or a “zero balance account”, (b) all accounts at any depository institution and its affiliates so long as the aggregate amount on deposit at such depository institution and its affiliates does not exceed in the aggregate $5.0 million at any time and (c) any Deposit Account located outside of the United States of America.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; rights to collect payments under any settlement or other agreement; rights of admission; licenses; franchises; rental contracts, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; and IP Collateral.

“Goods” shall have the meaning given that term in the UCC.

“Grantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Guarantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Indenture” shall have the meaning assigned to such term in the recitals of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Intellectual Property” shall mean all worldwide rights in and to the following: Patents, Copyrights, Trademarks, Licenses, trade secrets, know-how, technology, inventions (whether patent or not), rights in software, databases and data and other proprietary information, industrial design applications and registered industrial designs, and all other forms of intellectual property throughout the world.

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“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Investment Property” shall have the meaning given that term in the UCC.

“IP Collateral” shall mean all Copyrights, Patents, Trademarks, and all other Intellectual Property, all Licenses and all income, royalties, damages and payments now hereafter due and/or payable under and with respect to any of the foregoing, the right to sue for past, present and future infringements, misappropriations and dilutions of any of the foregoing, and all of the Grantors’ rights therein throughout the world.

“Issue Date” shall mean December 15, 2015.

“Letter-of-Credit Rights” shall have the meaning given that term in the UCC.

“Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and any other license of Intellectual Property providing for the grant by or to any Grantor of any right to use Intellectual Property as such term is defined herein.

“Material Adverse Effect” shall mean any event, facts, or circumstances, which has a material adverse effect on (i) the business, assets, or financial condition of the Grantors and their subsidiaries taken as a whole, (ii) the validity or enforceability of this Agreement or the other Security Documents or the rights or remedies of the Secured Parties hereunder or thereunder or (iii) the attachment or, to the extent required hereby, perfection or priority of the Liens or security interests intended to be created hereunder, taken as a whole.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Patent.

“Patents” shall mean all patents and applications for patents, and the inventions, discoveries, designs and improvements therein disclosed or claimed, and any and all divisions, reissues and continuations, continuations-in-part, extensions, and reexaminations of said patents including, without limitation, the patents and patent applications listed on Exhibit B annexed hereto and made a part hereof.

“Payment Intangible” shall have the meaning given that term in the UCC and shall also mean any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Collateral Agent pursuant to this Agreement.

“Proceeds” shall mean “proceeds,” as defined in the UCC, and shall also include each type of property described in the definition of Collateral.

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“PTO” shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.

“Responsible Officer” shall mean any officer of Collateral Agent with direct responsibility for the administration of the Indenture and this Agreement and also means, with respect to a particular corporate trust matter related to the Indenture or this Agreement, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Secured Obligations” shall mean, collectively, any principal, premium, interest (including any interest and fees accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest or fees is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any of the Indenture, the Senior Secured Notes, the Notes Guarantees and the Security Documents.

“Secured Parties” shall mean the collective reference to the Holders, the Trustee and the Collateral Agent and any other holders of Secured Obligations.

“Securities Act” shall have the meaning assigned to such term in Section 6.01 of this Agreement.

“Security” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.

“Software” shall have the meaning given that term in the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive Capital Stock and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Capital Stock.

“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Trademark Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Trademark.

“Trademarks” shall mean all trademarks, trade names, corporate names, company names, Internet domain names, business names, fictitious business names, trade dress, trade styles, service marks, brand names, designs, logos and other source or business identifiers, whether registered or unregistered, including, without limitation, the trademark registrations and trademark applications listed on Exhibit C annexed hereto and made a part hereof, together with all registrations thereof, all applications in connection therewith, all renewals or extensions thereof and all goodwill of the business connected with, and symbolized by, any of the foregoing.

“Trustee” shall have the meaning assigned to such term in the recitals of this Agreement.

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ARTICLE 2

Grant of Security Interest

SECTION 2.01 Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the Collateral whether now existing or hereafter arising (the “Security Interest”). Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file or cause to be filed one or more Financing Statements, continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors, as debtors, and the Collateral Agent, as secured party. Any such financing statement may indicate the Collateral as “all assets of the Grantor”, “all personal property of the debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC. Anything to the contrary herein notwithstanding, the Collateral Agent shall not be required to make any filings of Financing Statements, filings with the PTO, the Copyright Office or otherwise.

SECTION 2.02 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

SECTION 3.01 Title and Authority. Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest or Lien under the Security Documents and has full power and authority to grant to the Collateral Agent the Security Interest and/or Lien in such Collateral pursuant to the Security Documents and to execute, deliver and perform its obligations in accordance with the terms of the Security Documents, without the consent or approval of any other Person, other than any consent or approval which has been obtained.

SECTION 3.02 Filings. UCC Financing Statements in each Grantor’s jurisdiction of organization and other appropriate filings, recordings or registrations with the PTO and the Copyright Office containing a description of the Collateral have been or will be timely filed by the Grantors to protect the validity of and to establish a legal, valid and perfected security interest and/or Lien in favor of the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) in respect of all Collateral in which the Security Interest and/or Liens may be perfected by such filing, recording or registration and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in respect of such UCC Financing Statements or such filing with the PTO or the Copyright Office, except as provided under applicable law with respect to the filing of continuation statements or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC, filings previously made have become misleading or ineffective in whole or in part, or filings with the PTO or the Copyright Office in respect of IP Collateral acquired after the date hereof which filings are required hereunder to be made by Grantors.

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SECTION 3.03 Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, (b) subject to the making of the filings described in Section 3.02 above within the time periods prescribed by applicable law, a perfected security interest in that portion of the Collateral to the extent perfection in the Collateral can be accomplished by such filing and (c) subject to the obtaining of Control by the Collateral Agent, a perfected security interest in such Collateral to the extent perfection in the Collateral can be accomplished by Control and perfection of the Security Interest in such Collateral is required by the terms hereof or of the Indenture. The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject to Permitted Priority Liens.

SECTION 3.04 Grantors’ Names, Location, Etc. Each Grantor’s exact legal name is set forth on Schedule I attached hereto or as otherwise set forth in a written notice given to the Collateral Agent pursuant to Section 4.01(a) below. Each Grantor was formed under the laws of the jurisdiction of its incorporation or formation as set forth on Schedule I attached hereto or as otherwise set forth in a written notice given to the Collateral Agent pursuant to Section 4.01(a) below. Each Grantor’s chief executive office, principal place of business, and the place where each Grantor maintains records concerning the Collateral as of the Issue Date are set forth on Schedule I attached hereto or as otherwise set forth in a written notice given to the Collateral Agent pursuant to Section 4.01(a) below.

SECTION 3.05 Intellectual Property. Each Grantor represents and warrants that: (i) Exhibit A is a true, correct and complete list of all United States Copyright registrations and applications for the registration of Copyrights owned by such Grantor as of the date hereof; (ii) Exhibit B is a true, correct and complete list of all United States Patents and Patent applications owned by such Grantor as of the date hereof; and (iii) Exhibit C is a true, correct and complete list of all United States Trademark registrations and applications owned by such Grantor as of the date hereof. In the event any party discovers that any item that should have been part of either Exhibit A, B, or C was omitted, the omitted item shall be deemed part of the corresponding Exhibit and the Collateral Agent shall have the right to amend the Exhibit.

SECTION 3.06 Commercial Tort Claims. Schedule II (as supplemented from time to time by the Grantors in a supplement delivered pursuant to this Section) sets forth, as of the Issue Date and as of each date by which this Section requires any supplement to be delivered by the Grantors, all Commercial Tort Claims of each Grantor with a reasonably expected value in excess of $5,000,000 for such Commercial Tort Claim. Each Grantor shall supplement Schedule II within forty-five (45) days after the end of each fiscal quarter of the Company if such Grantor has acquired any Commercial Tort Claim with a reasonably expected value in excess of $5,000,000 during such fiscal quarter and such Grantor shall grant to the Collateral Agent in writing a security interest in such Commercial Tort Claims and in the Proceeds thereof.

SECTION 3.07 Deposit Accounts. All of such Grantor’s Deposit Accounts on the date hereof are listed on Schedule III.

SECTION 3.08 Pledged Collateral. Schedule IV sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Schedule IV as being owned by it, free and clear of any Liens, except for Permitted Liens. Such Grantor further represents and warrants that (a) all Pledged Collateral owned by it constituting Capital Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, and, to the extent applicable, is fully

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paid and non-assessable; (b) if it is a limited partnership or a limited liability company, the membership or partnership interests of such Grantor are not certificated and the documents relating to such membership or partnership interests do not expressly state that such interests are governed by Article 8 of the UCC; (c) such Grantor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens and the Lien created by this Agreement or the other Security Documents), however arising, of all Persons whomsoever; (d) by virtue of the execution and delivery by such Grantor of this Agreement, and (i) the delivery by such Grantor to the Collateral Agent, for the benefit of the Secured Parties, of the stock certificates or other certificates or documents representing or evidencing such Pledged Collateral accompanied by stock powers or endorsements, as applicable, executed in blank in accordance with the terms of this Agreement or (ii) the filing of a Financing Statement if such Pledged Collateral is a partnership interest in a limited partnership or membership interest in a limited liability company, the Collateral Agent will obtain a valid and perfected Lien upon, and security interest in, such Pledged Collateral as security for the payment and performance of the Secured Obligations; and (e) no consent of any Person including any general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Collateral or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof, in each case except as have been obtained.

Except as set forth in Schedule IV, such Grantor owns 100% of the issued and outstanding Capital Stock which constitute Pledged Collateral owned by it (except as otherwise provided in the definition of Excluded Assets).

ARTICLE 4

Covenants

SECTION 4.01 Change of Name; Location of Collateral; Records; Place of Business.

(a) Each Grantor will furnish to the Collateral Agent and the Trustee prompt written notice of any change in (which in any event shall be furnished within 10 days): (i) such Grantor’s name; (ii) the location of such Grantor’s chief executive office or its principal place of business; (iii) such Grantor’s type of legal entity or jurisdiction of incorporation or formation; or (iv) such Grantor’s Federal Taxpayer Identification Number or organizational identification number, if any, assigned to it by its jurisdiction of organization. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations have been made under the UCC that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject to Permitted Priority Liens) to the extent such security interest may be perfected by the filing of a Financing Statement under the UCC for its own benefit and the benefit of the other Secured Parties. The Collateral Agent shall have no duty to inquire about any of the changes described in this clause (a), the parties acknowledging and agreeing that each Grantor is solely responsible to take all action described in the immediately preceding sentence.

(b) Each Grantor agrees (i) to maintain, at its own cost and expense, records with respect to the Collateral owned by it which are complete and accurate in all material respects and which are consistent with its current practices or in accordance with such prudent and standard practices used in industries that are the same as, or similar to, those in which such Grantor is engaged, but in any event to include accounting records which are complete in all material respects indicating all payments and proceeds received with respect to any part of the Collateral, and (ii) at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

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SECTION 4.02 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary or reasonably desirable to defend title to the Collateral against all Persons and to defend the Security Interest and Liens of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Liens).

SECTION 4.03 Protection of Intellectual Property by Grantors. Except as set forth below in this Section 4.03, each of the Grantors shall use commercially reasonable efforts to undertake the following with respect to each material item of Intellectual Property used or useful to the conduct of the business of such Grantor:

(a) Pay all renewal fees and other fees and costs associated with maintaining and prosecuting issuances, registrations and applications relating to such Intellectual Property and take all other customary and reasonably necessary steps to maintain each registration of such Intellectual Property.

(b) Take all actions reasonably necessary to prevent any of such Intellectual Property from becoming forfeited, abandoned, dedicated to the public (other than at the expiration of any non-renewable statutory term), or invalidated.

(c) At the Grantors’ sole cost and expense, pursue the registration of each application and registration in such Intellectual Property that is the subject of the security interest created herein and not abandon any such application or registration.

(d) At the Grantors’ sole cost and expense take any and all action that the Grantors reasonably deem appropriate under the circumstances to protect such Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, and no Material Adverse Effect would result therefrom, no Grantor shall have any obligation to take any of the actions described in Sections 4.03 (a), (b), (c) and (d) above with respect to any Intellectual Property (i) that relates solely to any of the Grantor’s products or services that have been discontinued, abandoned or terminated, so long as such Grantor has no intention of using such Intellectual Property in the future, or (ii) that has been replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to take such actions with respect to such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the security interest created by this Agreement, or (iii) that otherwise is no longer used in or useful to the business of any Grantor, so long as such Grantor has no intention of using it in the future.

SECTION 4.04 Further Assurances.

(a) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as may be required or as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and Liens of the Collateral Agent in the Collateral and the rights and remedies created by the Security Documents or the validity or priority of such Security Interest and Liens, including the payment of any fees and taxes required in connection

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with the execution and delivery of the Security Documents, the granting of the Security Interest and Liens of the Collateral Agent in the Collateral and the filing of any Financing Statements or other documents in connection herewith or therewith. Without limiting the foregoing, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments, including the filing with the PTO or the Copyright Office of short form security agreements substantially in the form of such agreements executed and delivered on the Issue Date to the extent, and within the time periods, required by Section 4.07, and take all such further actions as may be required or as the Collateral Agent may reasonably request to perfect the Collateral Agent’s Security Interest and Liens in all Collateral (including causing the Collateral Agent to have Control of any such Collateral to the extent required under the Security Documents or the Indenture and to the extent perfection in such Collateral can be accomplished by Control).

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement, the Indenture or any Indenture Document, the Grantors shall not be required under this Section 4.04 or otherwise under this Agreement, the Indenture or any Indenture Document, to (A) to perfect the Security Interests and/or Liens granted by this Agreement by any means other than by (1) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar filing office) of the jurisdiction of incorporation or formation of the Company or such Guarantor, (2) filings in United States government offices with respect to registered and applied for United States Intellectual Property owned by the Company or any Guarantor, (3) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of certificated securities, Chattel Paper, promissory notes or Instruments as required by this Agreement, and (4) if, as of the last day of any fiscal quarter of the Company, after taking into account any pledge of Available Eligible Assets pursuant to Section 4.14 of the Indenture, the Collateral Value does not equal or exceed the Threshold Amount as of such date, entry into Deposit Account Control Agreements and securities account control agreements (other than with respect to Excluded Deposit Accounts) in accordance with Section 4.09, (B) to perfect the security interest granted under the Security Documents in Letter-of-Credit Rights other than pursuant to the filings under the Uniform Commercial Code and (C) to complete any filings or other action with respect to the perfection of the security interests, including of any Intellectual Property, created under the Security Documents in any jurisdiction outside of the United States other than the use of commercially reasonable efforts to obtain a perfected security interest in respect of any Capital Stock of a Material Pledged Foreign Subsidiary constituting Collateral in the jurisdiction of formation of such Material Pledged Foreign Subsidiary in accordance with Section 4.10. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

SECTION 4.05 Taxes; Encumbrances. At its option and upon reasonable prior notice to the Grantors (which notice shall not be required at any time that an Event of Default shall have occurred and be continuing) the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Liens), and may take any other action which the Collateral Agent may reasonably deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Indenture, and each Grantor jointly and severally agrees to reimburse the Collateral Agent for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization within thirty (30) days after receipt of an invoice therefor setting forth such expenses; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Collateral Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Collateral Agent had engaged in willful misconduct or acted in

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a grossly negligent manner; provided, further, that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Event of Default arising from the Grantor’s failure to have made such payments or taken such action.

SECTION 4.06 Insurance. Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under any Security Document under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. The Grantors shall use commercially reasonable efforts to have the Collateral Agent named as an additional insured or loss payee, as applicable, under liability, property and business interruption insurance policies maintained by Grantors. Unless an Event of Default has occurred and is continuing, the Grantors shall be entitled to receive, retain and use the proceeds of any claims paid under any policies of insurance and to make all determinations and decisions with respect to such policies of insurance and any claims thereunder.

SECTION 4.07 Intellectual Property. (a) Each Grantor shall give the Collateral Agent written notice (with reasonable detail), within thirty (30) days after the last day of each fiscal quarter of the Company of the occurrence of any of the following since the Issue Date or, after the date of the first notice delivered pursuant to this Section 4.07, since the date of the most recent notice delivered pursuant to this Section 4.07:

(i) Such Grantor’s filing applications for registrations of, being issued a registration in or receiving an issuance of any U.S. Copyright, Patent or Trademark, or otherwise acquiring ownership of any registered or applied for U.S. Copyright, Patent or Trademark (other than the acquisition by such Grantor of the right to sell products containing the trademarks of others in the ordinary course of such Grantor’s business); or

(ii) The filing and acceptance of a statement of use or an amendment to allege use in connection with any of such Grantor’s intent-to-use Trademark applications.

(b) The provisions of this Agreement shall automatically apply to any such additional property or rights described in subsection (a) of this Section 4.07, all of which shall be deemed to be and treated as “Intellectual Property” as applicable, within the meaning of this Agreement.

(c) Each of the Grantors shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as may be reasonably necessary or required or as the Collateral Agent may reasonably request including but not limited to notices of security interests substantially in the form of Exhibit D (Notice of Security Interest in Trademarks and Patents) or Exhibit E (Notice of Security Interest in Copyrights), as applicable, attached hereto, to evidence the Collateral Agent’s security interest in any Intellectual Property in the United States, including with respect to any Intellectual Property described in subsection (a) of this Section 4.07 at the time of delivery of the notice specified in subsection (a) of this Section 4.07, (including, without limitation, filings with the PTO, the Copyright Office or any similar government office, as applicable), and each of the Grantors hereby appoints the Collateral Agent as its attorney-in-fact for the sole purpose of executing and filing all such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; provided, however, the Collateral Agent’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

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SECTION 4.08 Registration of Pledged Collateral; Voting; Dividends.

(a) Registration of Pledged Collateral. If an Event of Default shall occur and be continuing and the Collateral Agent has given notice of its intent to exercise such rights to the relevant Grantor or Grantors, at the option of the Collateral Agent, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time.

(b) Exercise of Rights in Pledged Collateral. (i) Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Indenture or any other Security Document.

(ii) Each Grantor will permit the Collateral Agent or its nominee at any time during the existence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof, subject to the provisions of the Intercreditor Agreement.

(iii) Subject to clause (iv) below, such Grantor shall be entitled to collect and receive for its own use all dividends and interest paid in respect of the Pledged Collateral owned by it.

(iv) Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent has given notice to the relevant Grantor that such Grantor’s right to receive distributions in respect of any Pledged Collateral is terminated, any distributions in respect of any Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 4.09 Deposit Account Control Agreements and Securities Account Control Agreement. Each Grantor will use its commercially reasonable efforts to provide to the Collateral Agent, within 60 days after the applicable Financial Statement Availability Date (or, in the case of any new deposit account (other than an Excluded Deposit Account) opened after such Financial Statement Availability Date and prior to the next Financial Statement Availability Date, within 45 days after such deposit account is opened), a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account (other than an Excluded Deposit Account) of such Grantor and a control agreement duly executed on behalf of each financial institution holding a securities account of such Grantor if, as of the last day of the most recent quarter for which the Financial Statement Availability Date has occurred, after taking into account any pledge of Available Eligible Assets pursuant to Section 4.14 of the Indenture, the Collateral Value does not equal or exceed the Threshold Amount.

SECTION 4.10 Material Pledged Foreign Subsidiaries. Each Grantor will use its commercially reasonable efforts to execute or cause to be executed, by no later than 90 days after the date on which any Foreign Subsidiary would qualify as a Material Pledged Foreign Subsidiary, a pledge agreement (or comparable document to effectuate a perfected pledge of the Capital Stock of such Material Pledged Foreign Subsidiary) governed by the laws of the jurisdiction of formation of such Material Pledged Foreign Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties with respect to the outstanding Capital Stock of such Material Pledged Foreign Subsidiary constituting Collateral and take all such further actions as may be necessary under such laws or as the Collateral Agent may reasonably request to perfect the Collateral Agent’s Security Interest and Lien in such Capital Stock. Each Grantor further agrees to deliver to the Collateral Agent the stock certificates (if any) representing the Capital Stock subject to such pledge, stock powers with respect thereto executed in blank, in each case in form and substance reasonably satisfactory to the Collateral Agent.

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SECTION 4.11 Pledged Partnership or Limited Liability Company Interests. Each Grantor agrees that with respect to any interest in any limited liability company or limited partnership owned by such Grantor and constituting Collateral hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate. Each Grantor shall cause each partnership or limited liability company that is a Subsidiary of such Grantor the Capital Stock of which is included in the Pledged Collateral to amend its partnership agreement or limited liability company agreement as requested by the Collateral Agent to provide that, in connection with the valid exercise of the Collateral Agent’s Rights and Remedies, the Collateral Agent may (i) sell, transfer or otherwise dispose of all or part of such interests (including through a sale, transfer or disposition in connection with any foreclosure) without any further consent from any partner or member or (ii) acquire such interests and become a partner or member or be substituted for a partner or member under the partnership agreement or limited liability company agreement, as applicable, without the consent of any partner or member, in each case, without having to comply with any of the restrictions on the sale, transfer or other disposition of the interests set forth in the partnership agreement or limited liability company agreement. Each Grantor shall deliver to the Collateral Agent, to be held in the Collateral Agent’s possession, all Collateral consisting of certificated securities or other certificated Capital Stock in accordance with Section 7.03.

ARTICLE 5

SECTION 5.01 Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, (a) at any time, whether or not an Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.01 of this Agreement, and (b) after the occurrence and during the continuance of an Event of Default, (i) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (ii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iv) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (v) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Company or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent may reasonably determine to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity (including any action for past, present, and future infringement of any IP Collateral) in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be reasonably necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (x) to use, license, assign or transfer or otherwise dispose of any or all General Intangibles of any Grantor, subject to those restrictions to which such Grantor is subject under

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applicable law and by contract, and any person may conclusively rely upon a statement of a Responsible Officer of the Collateral Agent that an Event of Default has occurred and that the Collateral Agent is authorized to exercise such rights and remedies; (xi) to supplement and amend from time to time Exhibits A, B and C of this Agreement to include any newly developed, applied for, registered, or acquired Intellectual Property of such Grantor and any intent-to-use Trademark applications for which a statement of use or an amendment to allege use has been filed and accepted by the PTO; and (xii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things as may be reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above shall terminate upon the full and final payment of the Company’s and the Guarantors’ respective Obligations under the Indenture, the Notes and the Notes Guarantees (other than contingent obligations which have yet to accrue).

SECTION 5.02 Pledged Collateral. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent as its proxy and attorney-in-fact, upon the occurrence and during the continuance of an Event of Default, with respect to its Pledged Collateral, including the right to vote any of the Pledged Collateral, with full power of substitution to do so. In addition to the right to vote any of the Pledged Collateral, the appointment of the Collateral Agent as proxy and attorney-in-fact shall include the right, upon the occurrence and during the continuance of an Event of Default, to exercise all other rights, powers, privileges and remedies to which a holder of any of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings). Such proxy and attorney-in-fact shall be effective, automatically and without the necessity of any action (including any transfer of any of the Pledged Collateral on the record books of the issuer thereof) by any Person (including the issuer of the Pledged Collateral or any officer or agent thereof), upon the occurrence and continuance of an Event of Default.

SECTION 5.03 No Obligation to Act. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.01, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination not subject to appeal made in a judicial proceeding by a court of competent jurisdiction (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act constitutes gross negligence or willful misconduct. The provisions of Section 5.01 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Security Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Security Document, by applicable law or otherwise.

SECTION 5.04 Limitation on Duty of Collateral Agent in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent

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or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent (as determined by a final nonappealable order of a court of competent jurisdiction), for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) Each Grantor shall remain liable to observe and perform in all material respects all of the conditions and obligations to be observed and performed by it under each contract, agreement or instrument constituting Collateral, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

ARTICLE 6

Remedies

SECTION 6.01 Remedies upon Default. Subject to the Intercreditor Agreement (if any), after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable law. The rights and remedies of the Collateral Agent after the occurrence and during the continuation of an Event of Default shall include, without limitation, the right to take any or all of the following actions at the same or different times, in each case, subject to the Intercreditor Agreement:

(a) With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Instruments, Chattel Paper, Documents, and Investment Property, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b) With respect to any Collateral consisting of Accounts, the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent’s rights set forth in Section 5.01 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other

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instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes.

(c) With respect to any Collateral consisting of Pledged Collateral, the Collateral Agent may (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the issuer of any Pledged Collateral and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Pledged Collateral as if the Collateral Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, all without liability; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Secured Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable. The Grantors recognize that (w) the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. § 77 (as amended and in effect, the “Securities Act”), or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (x) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (y) that neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (z) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Notwithstanding anything herein to the contrary, no Grantor shall be required to register, or cause the registration of, any Pledged Collateral under the Securities Act or any Blue Sky Laws.

(d) With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(e) With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may peaceably enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent to the extent the

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Collateral Agent deems such exclusion reasonably necessary to preserve and protect the Collateral. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors. In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 6.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies (as defined herein) hereunder.

(f) The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

(g) Each Grantor agrees that the Collateral Agent shall have the right, subject to applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(h) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other applicable law with respect to the exercise of the Collateral Agent’s Rights and Remedies upon default. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(i) Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment in full is received thereon by the Collateral Agent.

(j) At any public or private sale made pursuant to this Section 6.01, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

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(k) For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. Any such sale will be deemed to have been made at a commercially reasonable price.

(l) As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(m) To the extent permitted by applicable law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(n) Give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral.

With respect to exercise of right and remedies hereunder, including any enforcement matters, the Collateral Agent will be permitted to exercise such enforcement actions upon the occurrence and during the continuance of an Event of Default only at the direction of the Trustee or the requisite Holders pursuant to the Indenture.

SECTION 6.02 Application of Proceeds.

(a) Subject to the Intercreditor Agreement (if any), after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents, in the following order of priority:

(i) first, to amounts owing to the Collateral Agent or the Trustee in their respective capacity as such in accordance with the terms of the Indenture;

(ii) second, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective principal amounts of the Secured Obligations) owed to them on the date of any such distribution; and

(iii) third, to the payment to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 6.02.

(c) In making the determinations and allocations required by this Section 6.02, the Collateral Agent may conclusively rely upon information supplied by the Trustee as to the amounts of unpaid principal

19

and interest and other amounts outstanding with respect to the Secured Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 6.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error).

(d) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Indenture. Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE 7

Perfection of Security Interest

SECTION 7.01 Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Section 2.01, although it has no duty under this Agreement to do so, to file or cause to be filed one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall reasonably deem necessary or desirable, and the Grantors shall pay the Collateral Agent’s reasonable costs and out-of-pocket expenses incurred in connection therewith; provided that notwithstanding the foregoing, the Grantors agree that they shall be obligated to make any and all filings of Financing Statements or continuation statements, and amendments thereto, relative to all or any part of the Collateral, that are necessary or otherwise required to perfect the Security Interest of the Collateral Agent.

SECTION 7.02 Intellectual Property. A notice of security interest, substantially in the form of Exhibit D or Exhibit E, as applicable, attached hereto, will be executed and delivered by the Grantors to the Collateral Agent contemporaneously with the execution and delivery of this Agreement for the purpose of recording the grant of the security interest of the Collateral Agent in the IP Collateral with the PTO or the Copyright Office, as applicable.

SECTION 7.03 Perfection by Delivery. With respect to any certificated securities or other certificated Capital Stock included in the Collateral, each Grantor shall deliver to the Collateral Agent the stock certificates or other certificates or documents representing or evidencing such certificated securities or certificated Capital Stock accompanied by stock powers or endorsements, as applicable, executed in blank; provided that certificates representing shares of Capital Stock of Bloom Energy (India) Pvt. Ltd. constituting Collateral shall be delivered by the Company to the Collateral Agent as promptly as practicable after the date hereof. With respect to any Instruments (including Instruments representing intercompany indebtedness) or Chattel Paper included in the Collateral and having a face amount exceeding $5,000,000 individually or $5,000,000 in the aggregate, each Grantor shall deliver to the Collateral Agent all such Instruments (including Instruments representing intercompany indebtedness) or Chattel Paper to the Collateral Agent duly indorsed in blank.

SECTION 7.04 Savings Clause. Nothing contained in this Article 7 shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

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ARTICLE 8

Miscellaneous

SECTION 8.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 18.03 of the Indenture.

SECTION 8.02 Grant of Non-Exclusive License. Without limiting the provision of Section 6.01 hereof or any other rights of the Collateral Agent as the holder of a Lien on any IP Collateral, each Grantor hereby grants to the Collateral Agent a royalty free, non-exclusive, irrevocable license (subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademark and, in the case of trade secrets, to an obligation of the Collateral Agent to take reasonable steps under the circumstances to keep such trade secrets confidential to avoid the risk of invalidation of such trade secrets), to use, apply, and affix any and all Intellectual Property and IP Collateral in which any Grantor now or hereafter has rights, such license to be effective upon the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory.

SECTION 8.03 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Security Document or any other Indenture Document, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Security Document, or any other Indenture Document, (c) any exchange, release or non-perfection of any Lien on other collateral, or any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than circumstances under which all Secured Obligations (other than contingent indemnification obligations as to which no claims have been asserted) shall have been paid in full).

SECTION 8.04 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in any other Security Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Security Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Security Documents and the issuance of the Senior Secured Notes or any other Secured Obligations, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Indenture, and shall continue in full force and effect unless terminated in accordance with Section 8.14 hereof. The provisions of Section 8.06(b) shall survive and remain in full force and effect regardless of the repayment of the Secured Obligations or the termination of this Agreement or any provision hereof.

SECTION 8.05 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective

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successors and permitted assigns. This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.06 Collateral Agent’s Fees and Expenses; Indemnification.

(a) Without limiting or duplicating any of their obligations under the Indenture or the other Security Documents, the Grantors jointly and severally agree to pay, in accordance with Section 17.11 of the Indenture, all reasonable expenses incurred by the Collateral Agent, its respective successors, assigns, officers, directors, employees, consultants and advisors, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents and shall survive the termination of this Agreement. All amounts due under this Section 8.06 shall be payable in accordance with Section 17.11 of the Indenture.

SECTION 8.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.08 Waivers; Amendment.

(a) The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement. No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies. No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations. No waiver of any provisions of this Agreement or any other Security Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Sections 10.01 and 10.02 of the Indenture.

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SECTION 8.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.11 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, .pdf or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.12 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.13 Jurisdiction; Consent to Service of Process.

(a) Each of the Grantors agrees that any suit for the enforcement of this Agreement or any other Security Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Collateral Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against a Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Grantors agrees that any action commenced by any Grantor asserting any claim or counterclaim arising under or in connection with this Agreement or any other Security Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Collateral Agent may elect in its sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Security Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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SECTION 8.14 Termination; Release of Collateral.

(a) Subject to Section 8.03 above, the Liens securing the Senior Secured Notes will be released, in whole or in part, as provided in Section 17.05 of the Indenture.

(b) Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Indenture, the Collateral Agent shall, upon payment of its charges hereunder and upon the written request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Collateral Agent, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, documents and instruments reasonably requested by any Grantor (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be; provided, however, that such Grantor shall have delivered to the Collateral Agent, together with such written request for release, a form of release satisfactory to the Collateral Agent for execution by the Collateral Agent, an Officer’s Certificate of the Company to the effect that the transaction is in compliance with the Security Documents (on which the Collateral Agent may conclusively rely) and such other supporting documentation as the Collateral Agent may reasonably request.

SECTION 8.15 Additional Grantors. If, after the date hereof, pursuant to the terms and conditions of the Indenture, any Grantor desires to cause any Subsidiary to become a party hereto or any Person is required by the Indenture to become a party hereto, such Grantor shall cause such Person to execute and deliver to the Collateral Agent a Joinder Agreement in the form of Exhibit G and such Person shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto and shall be deemed to have granted to the Collateral Agent, for the benefit of the Secured Parties, the security interest described in such Joinder Agreement and Article 2 hereof.

SECTION 8.16 Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the Intercreditor Agreement, if any. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

SECTION 8.17 Incorporation by Reference. It is expressly understood and agreed that U.S. Bank National Association is entering into this Agreement solely in its capacity as Collateral Agent as appointed pursuant to the Indenture, and shall be entitled to all of the rights, privileges, immunities and protections under the Indenture as if such rights, privileges, immunities and protections were set forth herein.

SECTION 8.18 Authority of Agent. The Grantors acknowledge that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent

24

or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment, discretion or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantors.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

COMPANY:

BLOOM ENERGY CORPORATION

By:	/s/ Randy Furr

Name:	Randy Furr
Title:	Chief Financial Officer and Secretary

GUARANTOR:

RYE CREEK LLC,

By:	Bloom Energy Corporation, its sole member

By:	/s/ Randy Furr

Name:	Randy Furr
Title:	Chief Financial Officer and Secretary

[Signature Page to Security Agreement]

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:	/s/ Bradley E. Scarbrough

	Name:	Bradley E. Scarbrough
	Title:	Vice President

[Signature Page to Security Agreement]

SCHEDULE I

LEGAL NAME; JURISDICTION OF FORMATION; BOOKS AND RECORDS; LOCATION OF COLLATERAL

Legal Name	Jurisdiction of Formation	Chief Executive Office; Principal Place of Business; Location of Books and Records	Other Collateral Locations

Bloom Energy Corporation	Delaware	1299 Orleans Drive Sunnyvale, CA 94089	1252 Orleans Drive Sunnyvale, CA 95118
1395 Borregas Ave. Sunnyvale, CA 94089
NASA Research Park Building 543 P.O. Box 97 Moffett Field, CA 94035
374 West Caribbean Dr. Sunnyvale, CA 94089
1368 Bordeaux Dr. Sunnyvale, CA 94089
200 Christina Parkway Newark, DE 19713
611 Interchange Blvd. Newark, DE 19711
Rye Creek LLC	Delaware	1299 Orleans Drive Sunnyvale, CA 94089	Water Street Darby, MT 59829 (Mine is actually on an unmarked road 50-yards from Water Street)

SCHEDULE II

COMMERCIAL TORT CLAIMS

None

SCHEDULE III

(See Section 3.09 of Security Agreement)

DEPOSIT ACCOUNTS

SCHEDULE IV

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number(s)		Number of Shares	Class of Stock	Percentage of Outstanding Shares	Percentage Ownership Interest Pledged
Bloom Energy Corporation	Bloom Energy (India) Pvt. Ltd.	01 and 03	*	899,999	Equity shares	99.99%	65%
Bloom Energy Corporation	Yellow Jacket Energy, LLC	1		1,000	Membership Interest Units	100%	100%

*	Certificate number(s) representing the pledged shares of Bloom Energy (India) Pvt. Ltd. will change to reflect the 65% pledge.

BONDS OR PROMISSORY NOTES

None.

SECURITIES ACCOUNTS OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest Pledged

Bloom Energy Corporation	Bloom Energy International (Asia) Ltd.	Capital Stock	65% of voting Capital Stock

Bloom Energy Corporation	Rye Creek LLC	Membership Interest	100% of membership interest

EXHIBIT A

List of Copyrights

United States Copyright Registrations and Applications

None.

EXHIBIT B

List of Patents

United States Patents and Patent Applications

Grantor: Bloom Energy Corporation

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	60/357,636	2/20/2002			Solid Oxide Fuel Cell and System

US	60/377,199	5/3/2002			Solid Oxide Regenerative Fuel Cell for Airplane Power Generation and Storage

US	10/369,103	2/20/2003			A Temperature Sensitive Absorption Oxygen Enrichment System

US	10/300,021	11/20/2002	7,067,208	6/27/2006	A Load Matched Power Generation System Including A Solid Oxide Fuel Cell and A Heat Pump and An Optional Turbine

US	10/368,425	2/20/2003			A Fuel Water Vapor Replenishment System For A Fuel Cell

US	10/299,863	11/20/2002	6,854,688	2/15/2005	Solid Oxide Regenerative Fuel Cell for Airplane Power Generation and Storage

US	10/394,203	3/24/2003	6,924,053	8/2/2005	Solid Oxide Fuel Cell with Enhanced Fuel Processing

US	60/420,259	10/23/2002			Solid Oxide Regenerative Fuel Cell

US	10/394,202	3/24/2003	7,045,238	5/16/2006	SORFC Power and Oxygen Generation Method and System

US	10/368,493	2/20/2003	7,045,237	5/16/2006	Textured Electrolyte for a Solid Oxide Fuel Cell

US	10/368,348	2/20/2003	7,255,956	8/14/2007	Environmentally Tolerant Anode Catalyst for a Solid Oxide Fuel Cell

US	10/369,322	2/20/2003	7,144,651	12/5/2006	High-temperature Compliant Compression Seal

US	10/369,133	2/20/2003	7,135,248	11/14/2006	Metal Felt Current Conductor and Gas Flow Distributor

PCT	PCT /US03/04989	2/20/2003			Solid Oxide Fuel Cell and System

PCT	PCT /US03/04808	2/20/2003			Solid Oxide Fuel Cell and System

US	10/822,707	4/13/2004			Offset Interconnect for a Solid Oxide Fuel Cell and Method of Making Same

US	60/461,190	4/9/2003			Co-production of Hydrogen and Electricity with Valuable Byproducts in a Solid Oxide Electrochemical System

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

PCT	PCT /US03/13151	4/29/2003			Solid Oxide Regenerative Fuel Cell for Airplane Power Generation and Storage

US	10/446,704	5/29/2003	7,482,078	1/27/2009	Co-production of Hydrogen and Electricity in a High Temperature Electrochemical System

US	10/428,804	5/5/2003	6,908,702	6/21/2005	Fuel Cell For Airship Power Generation And Heating

US	10/465,636	6/20/2003	7,201,979	4/10/2007	SORFC System and Method with an Exothermic Net Electrolysis Reaction

US	10/635,446	8/7/2003	6,821,663	11/23/2004	Solid Oxide Regenerative Fuel Cell

US	10/658,275	9/10/2003	7,150,927	12/19/2006	SORFC System with Non-Noble Metal Electrode Compositions

US	10/653,240	9/3/2003	7,364,810	4/29/2008	Combined Energy Storage and Fuel Generation with Reversible Fuel Cell

PCT	PCT/ US03/29127	10/15/2003			Solid Oxide Regenerative Fuel Cell

US	60/537,899	1/22/2004			High Temperature Fuel Cell System And Method Of Operating Same

PCT	PCT -US04/08741	3/23/2004			Solid Oxide Regenerative Fuel Cell with Selective Anode Tail Gas Circulation

PCT	PCT – US04/08742	3/23/2004			SORFC Power and Oxygen Generation Method and System

US	60/552,202	3/12/2004			High Temperature Fuel Cell System with Improved Balance of Plant Efficiency

US	10/866,238	6/14/2004	7,575,822	8/18/2009	Optimizing Efficiency and/or Cost of Generated Fuel in Combined Entergy Storage and Fuel Generation with Reversible Fuel Cell

PCT	PCT – US04/08745	3/23/2004			SORFC System and Method With an Exothermic Net Electrolysis Reaction

PCT	PCT – US04/10818	4/7/2004			Co-production of Hydrogen and Electricity in a High Temperature Electrochemical System

US	10/853,194	5/26/2004			Fuel Cell For Airship Power Generation And Heating

PCT	PCT – US04/13895	5/5/2004			Fuel Cell For Airship Power Generation And Heating

US	60/602,891	8/20/2004			Nanostructured Fuel Cell Electrode

US	60/608,902	9/13/2004			Hydrocarbon Gas Carbon Nanotube Storage Media

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

PCT	PCT- US2004/027347	8/24/2004			Combined Energy Storage and Fuel Generation with Reversible Fuel Cell

US	11/124,120	5/9/2005			High temperature fuel cell system with integrated heat exchanger network

US	11/095,552	4/1/2005	7,514,166	4/7/2009	Periodic reduction of SOFC anodes to extend stack lifetime

PCT	PCT- US04/29458	9/10/2004			SORFC System with Non-Noble Metal Electrode Compositions

PCT	PCT- US04/41082	12/9/2004			High Temperature Fuel Cell System And Method Of Operating Same

US	11/002,681	12/3/2004	7,422,810	9/9/2008	High Temperature Fuel Cell System And Method Of Operating Same

US	11/125,267	5/10/2005	7,700,210	4/20/2010	Increasing Thermal Dissipation of Fuel Cell Stacks under Partial Electrical Load

US	60/664,294	3/23/2005			Perovskite Materials with Combined Pr, La, Sr, “A” Site Doping for Improved Cathode Durability

US	60/792,614	4/18/2006			Compliant Cathode Contact Materials

US	60/698,468	7/13/2005			Dense Cermet Interconnection Material

US	60/660,515	3/10/2005			Fuel Cell Stack With Internal Fuel Manifold Configuration

US	60/666,304	3/30/2005			Solid Oxide Fuel Cell with Improved Electrode Composition

US	11/100,489	4/7/2005	7,524,572	4/28/2009	Integrated Reformer-Combustor-Stack unit containing catalyst coated corrugated foil for a solid oxide fuel cell system

US	11/076,102	3/9/2005			Geometric feature driven flow equalization in fuel cell stack gas flow separator

US	11/236,737	9/28/2005	7,785,744	8/31/2010	Fuel Cell Water Purification System and Method

US	11/028,506	1/4/2005			Fuel cell system with independent reformer temperature control

US	11/188,118	7/25/2005			Gas separation method and apparatus using partial pressure swing adsorption

PCT	PCT/US05/ 06164	2/25/2005			Offset Interconnect for a Solid Oxide Fuel Cell and Method of Making Same

PCT	PCT/US05/ 10671	3/31/2005			Optimizing Efficiency and/or Cost of Generated Fuel in Combined Entergy Storage and Fuel Generation with Reversible Fuel Cell

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	11/207,018	8/19/2005			Nanostructured fuel cell electrode

PCT	PCT/US05/ 029747	8/19/2005			Nanostructured fuel cell electrode

US	11/138,292	5/27/2005			Solid Oxide Fuel Cell with Enhanced Fuel Processing

US	11/274,928	11/16/2005	8,097,374	1/17/2012	Cascaded fuel cell reactants

US	11/188,123	7/25/2005	7,520,916	4/21/2009	Partial pressure swing adsorption system for providing hydrogen to a vehicle fuel cell

US	60/701,976	7/25/2005			Fuel cell system with partial recycling of anode exhaust

US	60/701,977	7/25/2005			Fuel cell system with electrochemical anode exhaust recycling

US	11/188,120	7/25/2005	7,591,880	9/22/2009	Fuel cell anode exhaust fuel recovery by adsorption

PCT	PCT/US05/32138	9/9/2005			Hydrocarbon gas carbon nanotube storage media

US	11/221,983	9/9/2005			Hydrocarbon gas carbon nanotube storage media

US	60/809,395	5/31/2006			Dense cermet interconnection material

US	11/326,400	1/6/2006			Solid oxide fuel cell system for aircraft power, heat, water, and oxygen generation

US	11/641,942	12/20/2006	7,393,603	7/1/2008	Methods for Fuel Cell System Optimization

US	11/404,760	4/17/2006	7,599,760	10/6/2009	Online Configurable Control System for Fuel Cells

US	60/808,113	5/25/2006			Deactivation of SOFC Anode Substrate For Direct Internal Reforming

US	11/524,241	9/21/2006	7,846,600	12/7/2010	Adaptive Purge Control to Prevent Electrode Redox Cycles in Fuel Cell Systems

US	60/816,878	6/27/2006			Preoxidation of Metallic Interconnects

US	60/760,933	1/23/2006			Modular fuel cell system

US	11/433,582	5/15/2006	7,781,912	8/24/2010	Fuel Cell Start-Up from a Non-Powered Up Condition

US	11/436,537	5/19/2006			Hermetic High Temperature Dielectric and Thermal Expansion Compensator

US	60/842,361	9/6/2006			Flexible Fuel Cell System Configuration to Handle Multiple Fuels

US	60/861,708	11/30/2006			Integrated stack reformer/combustor fuel manifold plate

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	60/853,443	10/23/2006			Dual Function Heat Exchanger for Start-Up Humidification and Facility Heating in SOFC System

US	11/276,717	3/10/2006	7,713,649	5/11/2010	Fuel Cell Stack with Internal Fuel Manifold Configuration

US	11/389,282	3/27/2006			Solid Oxide Reversible Fuel Cell with Improved Electrode Composition

US	11/384,426	3/21/2006			Perovskite Materials with Combined Pr, La, Sr, “A” Site Doping for Improved Cathode Durability

PCT	PCT/US2006/017655	5/8/2006			High temperature fuel cell system with integrated heat exchanger network

US	60/782,268	3/15/2006			Low pressure hydrogen powered vehicle and fuel cell system for generating hydrogen for the vehicle

US	11/432,503	5/12/2006	7,572,530	8/11/2009	SORFC Power and Oxygen Generation Method and System

US	60/788,044	4/3/2006			Fuel cell system and balance of plant configuration

US	60/788,043	4/3/2006			Fuel cell stack components and materials

US	11/717,774	3/14/2007	7,878,280	2/1/2011	Low pressure hydrogen powered vehicle and fuel cell system for generating hydrogen for the vehicle

US	12/889,776	9/24/2010			Low Pressure Hydrogen Fueled Vehicle and Method of Operating Same

US	60/788,042	4/3/2006			Ship-board fuel cell integration

US	11/522,976	9/19/2006	8,273,487	9/25/2012	High temperature fuel cell system for operation with low purity ethanol

US	13/591,934	8/22/2012	8,445,146	5/21/2013	High temperature fuel cell system for operation with low purity ethanol

US	11/526,029	9/25/2006	7,968,245	6/28/2011	High utilization stack

US	60/861,444	11/29/2006			FUEL CELL SYSTEMS WITH FUEL UTILIZATION AND OXIDATION MONITORING

US	11/457,016	7/12/2006			Cermet and Ceramic Interconnect for a Solid Oxide Fuel Cell

US	11/491,487	7/24/2006			Fuel cell system with partial recycling of anode exhaust

PCT	PCT/US2006/028613	7/24/2006			Fuel cell system with partial recycling of anode exhaust

US	11/491,488	7/24/2006	8,101,307	1/24/2012	Fuel cell system with electrochemical anode exhaust recycling

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

PCT	PCT/US2006/028614	7/24/2006			Fuel cell system with electrochemical anode exhaust recycling

PCT	PCT/US2006/028612	7/24/2006			Partial pressure swing adsorption system for providing hydrogen to a vehicle fuel cell

PCT	PCT/US2006/028615	7/24/2006			Gas separation method and apparatus using partial pressure swing adsorption

US	60/875,825	12/20/2006			Model Based Real Time Optimization of Fuel Cell Clusters

US	60/935,471	8/15/2007			Fuel Cell System Components

PCT	PCT/US2006/037459	9/27/2006			Fuel Cell Water Purification System and Method

US	11/656,445	1/23/2007	8,071,248	12/6/2011	Structure and method for optimizing system efficiency when operating an SOFC system with alcohol fuels

US	11/797,708	5/7/2007	7,705,490	4/27/2010	Integral Stack Columns

US	11/797,707	5/7/2007	7,974,106	7/5/2011	Ripple Cancellation

US	13/154,888	6/7/2011	8,289,730	10/16/2012	Ripple Cancellation

US	60/907,524	4/5/2007			Solid Oxide fuel Cell System with Internal Reformation

US	60/852,396	10/18/2006			Anode with remarkable stability under conditions of extreme fuel starvation

US	11/594,797	11/9/2006	7,887,971	2/15/2011	SORFC System with Non-Noble Metal Electrode Compositions

US	12/986,291	1/7/2011	8,053,136	11/8/2011	SORFC System with Non-Noble Metal Electrode Compositions

US	60/924,874	6/4/2007			Structure for high temperature fuel cell system start up

US	60/887,398	1/31/2007			Fuel cell stack components

US	11/703,152	2/7/2007			Venturi catalytic reactor inlet fuel mixer

US	60/907,706	4/13/2007			Heterogenous ceramic composite (HZ2C) for SOFC application

US	11/711,625	2/28/2007			Flexible current collector

US	11/707,070	2/16/2007			SOFC Interconnect

US	11/656,006	1/22/2007	9,190,693	11/17/2015	Modular fuel cell system

US	14/881,685	10/13/2015			Modular fuel cell system

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

PCT	PCT/US 2007/001584	1/22/2007			Modular fuel cell system

US	11/656,563	1/23/2007			Integrated Solid Oxide Fuel Cell and Fuel Processor

PCT	PCT/US 2007/001779	1/23/2007			Integrated Solid Oxide Fuel Cell and Fuel Processor

US	60/929,161	6/15/2007			Dot pattern contact layer

US	11/785,034	4/13/2007			Composite Anode Showing Little Performance Loss With Time

US	60/901,638	2/16/2007			Building/Campus Instantaneous Energy Consumption and Cleanliness Display System

US	12/268,585	11/11/2008	8,986,905	3/24/2015	Fuel Cell Interconnect

US	14/601,708	1/21/2015			Fuel Cell Interconnect

PCT	PCT/US 2007/006373	3/14/2007			Low pressure hydrogen powered vehicle and fuel cell system for generating hydrogen for the vehicle

PCT	PCT/US07/08225	4/2/2007			Fuel cell system and balance of plant configuration

US	11/730,541	4/2/2006	7,883,813	2/8/2011	FUEL CELL SYSTEM VENTILATION SCHEME

US	11/730,529	4/2/2006	7,704,617	4/27/2010	HYBRID REFORMER FOR FUEL FLEXIBILITY

US	11/730,540	4/2/2006	8,822,094	9/2/2014	FUEL CELL SYSTEM OPERATED ON LIQUID FUELS

US	14/469,781	8/27/2014			FUEL CELL SYSTEM OPERATED ON LIQUID FUELS

PCT	PCT/US07/08224	4/2/2007			Fuel cell stack components and materials

US	11/730,255	3/30/2007	7,833,668	11/16/2010	SOFC system with 100 percent fuel utilization

US	11/730,555	4/2/2006	7,951,509	5/31/2010	Compliant Cathode Contact Materials

US	11/730,256	3/20/2007	7,883,803	2/8/2011	SOFC System Producing Reduced Atmospheric Carbon Dioxide Using a Molten Carbonate Carbon Dioxide Pump

US	11/802,006	5/18/2007			Deactivation of SOFC Anode Substrate For Direct Internal Reforming

US	11/798,673	5/16/2007	8,652,691	2/18/2014	Preoxidation of Metallic Interconnects

US	11/905,477	10/1/2007			INTEGRATED FUEL LINE TO SUPPORT CPOX AND SMR REACTIONS IN SOFC SYSTEMS

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	13/414,354	3/7/2012			CPOX Reactor Design for Liquid Fuel and Liquid Water

US	11/905,051	9/27/2007	8,920,997	12/30/2014	HYBRID FUEL HEAT EXCHANGER - PRE-REFORMER IN SOFC SYSTEMS

US	61/000,891	10/30/2007			SOFC ELECTRODE SINTERING BY MICROWAVE HEATING

US	12/149,488	5/2/2008	8,232,676	7/31/2012	UNINTERRUPTIBLE FUEL CELL SYSTEM

US	11/898,065	9/7/2007			PROCESSING OF POWDERS OF A REFACTORY METAL BASED ALLOY FOR HIGH DENSIFICATION

US	60/996,352	11/13/2007			MIXED SUPPORT FUEL CELL DESIGN

US	60/935,092	7/26/2007			HOT BOX DESIGN WITH A MULTI-STEAM HEAT EXCHANGER AND SINGLE AIR CONTROL

PCT	PCT/US2007/ 019887	9/13/2007			Adaptive Purge Control to Prevent Electrode Redox Cycles in Fuel Cell Systems

US	11/896,487	8/31/2007			Flexible Fuel Cell System Configuration to Handle Multiple Fuels

PCT	PCT/US 2007/019155	8/31/2007			Flexible Fuel Cell System Configuration to Handle Multiple Fuels

PCT	PCT/US 2007/19156	8/31/2007			High temperature fuel cell system for operation with low purity ethanol

PCT	PCT/US2007/ 019888	9/13/2007			High utilization stack

US	11/984,605	11/20/2007	8,293,412	10/23/2012	Enhanced efficiency of a combined SORFC energy storage and fuel generation system

US	11/907,204	10/10/2007	8,748,056	6/10/2014	Anode with remarkable stability under conditions of extreme fuel starvation

US	14/270,686	5/6/2014			Anode with Remarkable Stability Under Conditions of Extreme Fuel Starvation

PCT	PCT/US2007/ 021630	10/10/2007			Anode with remarkable stability under conditions of extreme fuel starvation

US	11/907,205	10/10/2007	8,435,689	5/7/2013	Dual Function Heat Exchanger for Start-Up Humidification and Facility Heating in SOFC System

PCT	PCT/US2007/ 021597	10/10/2007			Dual Function Heat Exchanger for Start-Up Humidification and Facility Heating in SOFC System

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	61/064,143	2/19/2008			FUEL CELL SYSTEM FOR CHARGING ELECTRIC VEHICLES

US	12/379,618	2/25/2009	8,652,697	2/18/2014	METHOD OF MEASURING AND CHARACTERIZING INDIVIDUAL CELL OPERATING PROPERTIES…

US	14/096,616	12/4/2013	8,986,900	3/24/2015	Method of Controlling a Fuel Cell System Using Impedance Determination

US	14/627,681	2/20/2015	9,190,681	11/17/2015	Fuel Cell Monitoring and Control System

US	12/458,356	7/8/2009	8,288,891	10/16/2012	INTEGRATED FUEL CELL SYSTEM WITH AUXILIARY POWER DELIVERY

US	13/618,701	9/14/2012			INTEGRATED FUEL CELL SYSTEM WITH AUXILIARY POWER DELIVERY

PCT	PCT/US10/41221	7/7/2010			INTEGRATED FUEL CELL SYSTEM WITH AUXILIARY POWER DELIVERY

US	11/987,220	11/28/2007	8,197,978	6/12/2012	FUEL CELL SYSTEMS WITH FUEL UTILIZATION AND OXIDATION MONITORING

PCT	PCT/US2007/024457	11/28/2007			FUEL CELL SYSTEMS WITH FUEL UTILIZATION AND OXIDATION MONITORING

US	12/005,344	12/27/2007	7,781,112	8/24/2010	Combined Energy Storage and Fuel Generation with Reversible Fuel Cell

US	12/000,924	12/18/2007	7,951,496	5/31/2011	Model Based Real Time Optimization of Fuel Cell Clusters

PCT	PCT/US2007/025785	12/18/2007			Model Based Real Time Optimization of Fuel Cell Clusters

PCT	PCT/US2007/025727	12/17/2007			Methods for Fuel Cell System Optimization

PCT	PCT/US2008 /000413	1/11/2008			Structure and method for optimizing system efficiency when operating an SOFC system with alcohol fuels

US	61/129,620	7/8/2008			Method of independent power control of alternative energy systems for power sharing and parallel operation

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	12/078,926	4/8/2008			Method and system for reducing carbon dioxide emissions and tracking said reductions through the use of financial incentives

US	61/129,622	7/8/2008			Method of startup of FCS system

US	61/136,091	8/12/2008			Grooved alumina dielectric

US	61/129,838	7/23/2008			OPERATION OF FUEL CELL SYSTEMS WITH REDUCED CARBON FORMATION AND ANODE LEADING EDGE DAMAGE

US	12/149,816	5/8/2008	8,211,583	7/3/2012	Parameterized control for flexible fuel operation

US	13/525,663	6/18/2012	8,685,583	4/1/2014	Derivation of Control Parameters of Fuel Cell Systems for Flexible Fuel Operation

US	14/182,551	2/18/2014	8,968,955	3/3/2015	Derivation of Control Parameters of Fuel Cell Systems for Flexible Fuel Operation

US	14/603,788	1/23/2015			Derivation of Control Parameters of Fuel Cell Systems for Flexible Fuel Operation

US	12/149,984	5/12/2008	8,142,943	3/27/2012	SOFC column temperature equalization by internal reforming and fuel cascading

US	12/071,396	2/20/2008			SOFC electrochemical anode tail gas oxidizer

US	12/222,295	8/6/2008	9,059,434	6/16/2015	Structure and method for SOFC operation with failed cell diode bypass

US	61/064,566	3/12/2008			Multi-material fuel cell seals and composite high temperature seal

US	61/064,144	2/19/2008			HB SMR and ATO design

US	12/010,884	1/30/2008	8,110,319	2/7/2012	Fuel cell stack components

US	13/339,860	12/29/2011	8,268,502	9/18/2012	Fuel cell stack components

US	13/591,820	8/22/2012	8,445,157	5/21/2013	Fuel cell stack components

PCT	PCT/US2008/ 001162	1/30/2008			Fuel cell stack components

PCT	PCT/US2008/ 001367	2/1/2008			Venturi catalytic reactor inlet fuel mixer

PCT	PCT/US2008/ 01814	2/12/2008			SOFC Interconnect

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

PCT	PCT/US2008/ 002114	2/19/2008			Current collector for fuel cell systems

PCT	PCT/US08 /02410	2/25/2008			SOFC system with 100 percent fuel utilization

PCT	PCT/US2008/ 002411	2/25/2008			SOFC System Producing Reduced Atmospheric Carbon Dioxide Using a Molten Carbonate Carbon Dioxide Pump

US	12/222,294	8/6/2008			Fuel cell system with increased floor density

US	61/129,759	7/17/2008			Electrolyte supported cell designed for longer life and higher power

PCT	PCT/US2008/ 004216	4/1/2008			Solid Oxide Fuel Cell System with Internal Reformation

US	12/081124	4/10/2008			HETEROGENEOUS CERAMIC COMPOSITE SOFC ELECTROLYTE

PCT	PCT/US2008/ 004600	4/10/2008			HETEROGENEOUS CERAMIC COMPOSITE SOFC ELECTROLYTE

PCT	PCT/US2008/ 004710	4/11/2008			Composite Anode Showing Little Performance Loss With Time

PCT	PCT/US2008/ 005517	4/30/2008			Integral Stack Columns

PCT	PCT/US2008/ 005516	4/30/2008			Ripple Cancellation

US	12/458,342	7/8/2009	8,445,150	5/21/2013	GRID FREQUENCY-RESPONSIVE SOLID OXIDE FUEL CELL SYSTEM

PCT	PCT/US2010/41179	7/7/2010			GRID FREQUENCY-RESPONSIVE SOLID OXIDE FUEL CELL SYSTEM

US	61/129,623	7/8/2008			Automated Fuel Cell Load Reduction Controller

US	61/193,596	12/9/2008			Air Protected Hermetic Anode Side Seal

US	61/129,882	7/25/2008			Electrolyte Hole Support

US	61/129,621	7/8/2008			HEAT EXCHANGER WITH FLOW ROTATION CONTROL

US	12/222,712	8/14/2008	7,704,618	4/27/2010	HIGH TEMPERATURE FUEL CELL SYSTEM AND METHOD OF OPERATING SAME

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	12/155,367	6/3/2008	7,846,599	12/7/2010	STRUCTURE FOR HIGH TEMPERATURE FUEL CELL SYSTEM START UP AND SHUTDOWN

PCT	PCT/US2008/ 006993	6/3/2008			STRUCTURE FOR HIGH TEMPERATURE FUEL CELL SYSTEM START UP AND SHUTDOWN

US	12/213,088	6/13/2008			DOT PATTERN CONTACT LAYER

US	13/863,809	4/16/2013			DOT PATTERN CONTACT LAYER

PCT	PCT/US2008/ 007360	6/13/2008			DOT PATTERN CONTACT LAYER

US	12/292,078	11/12/2008	8,691,470	4/8/2014	SEAL COMPOSITIONS, METHODS, AND STRUCTURES FOR PLANAR SOLID OXIDE FUEL CELLS

US	14/243,588	4/2/2014			SEAL COMPOSITIONS, METHODS, AND STRUCTURES FOR PLANAR SOLID OXIDE FUEL CELLS

US					SEAL COMPOSITIONS, METHODS, AND STRUCTURES FOR PLANAR SOLID OXIDE FUEL CELLS

US	61/202,639	3/20/2009			Crack Free Electrolyte

PCT	PCT/US2008 /008951	7/24/2008			HYBRID FUEL HEAT EXCHANGER - PRE-REFORMER IN SOFC SYSTEMS

US	12/219,684	7/25/2008	8,137,855	3/20/2012	HOT BOX DESIGN WITH A MULTI-STEAM HEAT EXCHANGER AND SINGLE AIR CONTROL

US	13/415,427	3/8/2012	9,166,240	10/20/2015	HOT BOX DESIGN WITH A MULTI-STEAM HEAT EXCHANGER AND SINGLE AIR CONTROL

PCT	PCT/US2008 /009069	7/25/2008			HOT BOX DESIGN WITH A MULTI-STEAM HEAT EXCHANGER AND SINGLE AIR CONTROL

US	12/222,736	8/14/2008	8,852,820	10/7/2014	Fuel Cell System Components

US	14/476,851	9/4/2014			Fuel Cell System Components

US	12/230,486	8/29/2008	8,071,241	12/6/2011	Co-production of Hydrogen and Electricity in a High Temperature Electrochemical System

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	12/225,915	4/2/2007	8,691,474	4/8/2014	Fuel cell stack components and materials

US	12/289,510	10/29/2008			SOFC ELECTRODE SINTERING BY MICROWAVE HEATING

US	12/29,2151	11/12/2008	8,067,129	11/29/2011	ELECTROLYTE SUPPORTED CELL DESIGNED FOR LONGER LIFE AND HIGHER POWER

US	13/268,233	10/7/2011	8,999,601	4/7/2015	ELECTROLYTE SUPPORTED CELL DESIGNED FOR LONGER LIFE AND HIGHER POWER

US	13/269,006	10/7/2011	8,333,919	12/18/2012	ELECTROLYTE SUPPORTED CELL DESIGNED FOR LONGER LIFE AND HIGHER POWER

PCT	PCT/US2008/012671	11/12/2008			ELECTROLYTE SUPPORTED CELL DESIGNED FOR LONGER LIFE AND HIGHER POWER

PCT	PCT/US2008/ 084027	11/19/2008			Enhanced efficiency for a combined SORFC energy storage and fuel generation system

US	61/193377	11/21/2008			Coating Process for Production of Fuel Cell Components

US	61/202,876	4/15/2009			FUEL CELL SYSTEM WITH ELECTROCHEMICAL HYDROGEN PUMP AND METHOD OF OPERATING SAME

US	12/402,423	3/11/2009	8,097,378	1/17/2012	STACK SEAL INTERFACE ADAPTER

US	61/202,683	3/26/2009			FUEL CELL SYSTEM WITH INTERRUPTION CONTROL

US	12/379,310	2/18/2009	8,624,549	1/7/2014	FUEL CELL SYSTEM FOR CHARGING AN ELECTRIC VEHICLE

US	14/064,783	10/28/2013			FUEL CELL SYSTEM FOR CHARGING AN ELECTRIC VEHICLE

PCT	PCT/US2009 /034367	2/18/2009			FUEL CELL SYSTEM FOR CHARGING AN ELECTRIC VEHICLE

US	12/379,299	2/18/2009	8,288,041	10/16/2012	FUEL CELL SYSTEM CONTAINING ANODE TAIL GAS OXIDIZER AND HYBRID HEAT EXCHANGER / REFORMER

US	13/619,289	9/14/2012	8,535,839	9/17/2013	FUEL CELL SYSTEM CONTAINING ANODE TAIL GAS OXIDIZER AND HYBRID HEAT EXCHANGER / REFORMER

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	14/018,963	9/5/2013	9,105,894	8/11/2015	FUEL CELL SYSTEM CONTAINING ANODE TAIL GAS OXIDIZER AND HYBRID HEAT EXCHANGER / REFORMER

PCT	PCT/US2009 /000991	2/18/2009			FUEL CELL SYSTEM CONTAINING ANODE TAIL GAS OXIDIZER AND HYBRID HEAT EXCHANGER / REFORMER

US	12/382,173	3/10/2009	7,931,997	4/26/2011	MULTI-MATERIAL HIGH TEMPERATURE FUEL CELL SEALS

US	61/272,056	8/12/2009			INTERNAL REFORMING ANODE FOR SOLID OXIDE FUEL CELL

US	12/850,885	8/5/2010	8,617,763	12/31/2013	INTERNAL REFORMING ANODE FOR SOLID OXIDE FUEL CELL

PCT	PCT/US10/ 45182	8/11/2010			Internal Reforming Anode for Solid Oxide Fuel Cells

US	12/458,355	7/8/2009	8,535,836	9/17/2013	FUEL CELL SYSTEM WITH QUICK CONNECT COMPONENTS

US	14/019,702	9/6/2013			FUEL CELL SYSTEM WITH QUICK CONNECT COMPONENTS

PCT	PCT/US2010/41238	7/7/2010			FUEL CELL SYSTEM WITH QUICK CONNECT COMPONENTS

US	11/124,817	5/9/2005	7,858,256	12/28/2010	HIGH TEMPERATURE FUEL CELL SYSTEM WITH INTEGRATED HEAT EXCHANGER NETWORK

US	61/272,227	9/2/2009			CONFIGURATION FOR MULTISTREAM HEAT EXCHANGER FOR AN SOFC SYSTEM

US	12/873,935	9/1/2010	8,445,156	5/21/2013	Multi-Stream Heat Exchanger for a Fuel Cell System

US	13/850,365	3/26/2013			Multi-Stream Heat Exchanger for a Fuel Cell System

PCT	PCT/US10/ 47540	9/1/2010			Multi-Stream Heat Exchanger for a Fuel Cell System

US	12/535,971	8/5/2009			SOLID OXIDE REVERSIBLE FUEL CELL WITH IMPROVED ELECTRODE COMPOSITION

US	12/458,341	7/8/2009	8,071,246	12/6/2011	METHOD OF OPTIMIZING OPERATING EFFICIENCY OF FUEL CELLS

US	13/286,749	11/1/2011	8,277,992	10/2/2012	METHOD OF OPTIMIZING OPERATING EFFICIENCY OF FUEL CELLS

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	13/590,625	8/21/2012	8,663,859	3/4/2014	METHOD OF OPTIMIZING OPERATING EFFICIENCY OF FUEL CELLS

US	12/458,172	7/2/2009	8,872,392	10/28/2014	FUEL CELL CONTROL SYSTEM

US	12/458,173	7/2/2009	8,263,276	9/11/2012	STARTUP POWER CONTROL IN A FUEL CELL CONTROL SYSTEM

US	12/457,982	6/26/2009	9,142,847	9/22/2015	FUEL CELL LOAD CONTROLLER

US	12/458,171	7/2/2009	8,968,958	3/3/2015	Voltage Lead Jumper Connected Fuel Cell Columns

US	14/597,650	1/15/2015			Voltage Lead Jumper Connected Fuel Cell Columns

US	12/507,670	7/22/2009			OPERATION OF FUEL CELL SYSTEMS WITH REDUCED CARBON FORMATION AND ANODE LEADING EDGE DAMAGE

PCT	PCT/US10/ 42316	7/16/2010			OPERATION OF FUEL CELL SYSTEMS WITH REDUCED CARBON FORMATION AND ANODE LEADING EDGE DAMAGE

US	12/461,413	8/11/2009	8,404,398	3/26/2013	HERMETIC HIGH TEMPERATURE DIELECTRIC WITH GROOVE AND THERMAL EXPANSION COMPENSATOR

US	12/585,627	9/21/2009	8,185,214	5/22/2012	AN ONLINE CONFIGURABLE CONTROL SYSTEM FOR FUEL CELLS

US	61/272,494	9/30/2009			FUEL CELL STACK COMPRESSION DEVICES AND METHODS

US	12/892,582	9/28/2010	8,785,074	7/22/2014	FUEL CELL STACK COMPRESSION DEVICES AND METHODS

US	14/271,158	5/6/2014			FUEL CELL STACK COMPRESSION DEVICES AND METHODS

PCT	PCT/US10/ 50577	9/28/2010			FUEL CELL STACK COMPRESSION DEVICES AND METHODS

US	61/282528	2/25/2010			METHOD OF PROGRAMMING PROCESSORS THROUGH CAN INTERFACE WITHOUT CHANGING THE BOOT MODE SELECT PINS

US	13/033,990	2/24/2011	8,826,261	9/2/2014	PROGRAMMING PROCESSORS THROUGH CAN INTERFACE WITHOUT CHANGING THE BOOT MODE SELECT PINS

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	12/591,464	11/20/2009			COATING PROCESS FOR PRODUCTION OF FUEL CELL COMPONENTS

PCT	PCT/US2009/ 065095	11/19/2009			COATING PROCESS FOR PRODUCTION OF FUEL CELL COMPONENTS

US	12/591,986	12/7/2009	8,623,569	1/7/2014	FUEL CELL SEALS

US	12/591,872	12/3/2009	8,685,579	4/1/2014	INCREASING THERMAL DISSIPATION OF FUEL CELL STACKS UNDER PARTIAL ELECTRICAL LOAD

US	14/187,546	2/24/2014	9,166,246	10/20/2015	INCREASING THERMAL DISSIPATION OF FUEL CELL STACKS UNDER PARTIAL ELECTRICAL LOAD

US	61/298,468	1/26/2010			PHASE STABLE DOPED ZIRCONIA ELECTROLYTE COMPOSITIONS WITH LOW DEGRADATION

US	13/009,085	1/19/2011	8,580,456	11/12/2013	PHASE STABLE DOPED ZIRCONIA ELECTROLYTE COMPOSITIONS WITH LOW DEGRADATION

US	14/055,557	10/16/2013			PHASE STABLE DOPED ZIRCONIA ELECTROLYTE COMPOSITIONS WITH LOW DEGRADATION

WO	PCT/US11/21664	1/19/2011			PHASE STABLE DOPED ZIRCONIA ELECTROLYTE COMPOSITIONS WITH LOW DEGRADATION

US	61/374,424	8/17/2010			METHOD FOR SOFC CELL FABRICATION

US	13/211,903	8/17/2011	8,449,702	5/28/2013	Method for Solid Oxide Fuel Cell Fabrication

US	13/869,244	4/24/2013	8,940,112	1/27/2015	Method for Solid Oxide Fuel Cell Fabrication

US	14/477,035	9/4/2014			Method for Solid Oxide Fuel Cell Fabrication

PCT	PCT/US11/47976	8/16/2011			Method for Solid Oxide Fuel Cell Fabrication

US	12/659,742	3/19/2010	8,663,869	3/4/2014	CRACK FREE SOFC ELECTROLYTE

PCT	PCT/US2010/027899	3/19/2010			CRACK FREE SOFC ELECTROLYTE

US	12/659,899	3/24/2010	8,802,308	8/12/2014	FUEL CELL SYSTEM WITH INTERRUPTION CONTROL

US	12/759395	4/13/2010			FUEL CELL SYSTEM WITH ELECTROCHEMICAL HYDROGEN PUMP AND METHOD OF OPERATING SAME

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	12/765,732	4/22/2010	7,901,814	3/8/2011	HIGH TEMPERATURE FUEL CELL SYSTEM AND METHOD OF OPERATING SAME

US	13/020,598	2/3/2011			HIGH TEMPERATURE FUEL CELL SYSTEM AND METHOD OF OPERATING SAME

US	12/766,711	4/23/2010	8,182,956	5/22/2012	FUEL CELL STACK WITH INTERNAL FUEL MANIFOLD CONFIGURATION

US	12/765,208	4/22/2010			INTEGRAL STACK COLUMNS

US	12/765213	4/22/2010	8,057,944	11/15/2011	HYBRID REFORMER FOR FUEL FLEXIBILITY

US	61/386,257	9/24/2010			FUEL CELL MECHANICAL COMPONENTS

US	13/242,194	9/23/2011	8,440,362	5/14/2013	FUEL CELL MECHANICAL COMPONENTS

US	13/845,685	3/18/2013	8,822,101	9/2/2014	FUEL CELL MECHANICAL COMPONENTS

US	14/447,944	7/31/2014			FUEL CELL MECHANICAL COMPONENTS

US	11/124,810	5/9/2005	8,691,462	4/8/2014	HIGH TEMPERATURE FUEL CELL SYSTEM WITH INTEGRATED HEAT EXCHANGER NETWORK

US	14/196,342	3/4/2014			HIGH TEMPERATURE FUEL CELL SYSTEM WITH INTEGRATED HEAT EXCHANGER NETWORK

US	61/430,255	1/6/2011			Fuel Cell Hot Box Components

US	13/344,077	1/5/2012	8,563,180	10/22/2013	SOFC Hot Box Components

US	14/054,960	10/16/2013			SOFC Hot Box Components

US	13/344,232	1/5/2012	8,968,943	3/3/2015	SOFC Hot Box Components

US	14/600,450	1/20/2015			SOFC Hot Box Components

US	13/344,304	1/5/2012	8,877,399	11/4/2014	SOFC Hot Box Components

US	14/516,156	10/16/2014			SOFC Hot Box Components

US	13/344,364	1/5/2012	9,190,673	11/17/2015	SOFC Hot Box Components

US	14/938,019	11/11/2015			SOFC Hot Box Components

PCT	PCT/US12/ 20356	1/5/2012			SOFC Hot Box Components

US	61/478,697	4/25/2011			High-yield, low cost refurbishment process for SOFC stack components

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	13/454,536	4/24/2012	8,535,841	9/17/2013	Methods of Refurbishing Components of a Fuel Cell Stack

US	14/019,038	9/5/2013	9,059,455	6/16/2015	Methods of Refurbishing Components of a Fuel Cell Stack

US	61/467,444	3/25/2011			Rapid Thermal Processing for SOFC Manufacturing

US	13/428,653	3/23/2012	9,059,449	6/16/2015	Rapid Thermal Processing for SOFC Manufacturing

PCT	PCT/US12/30320	3/23/2012			Rapid Thermal Processing for SOFC Manufacturing

US	61/406,265	10/25/2010			Fuel Cell Control Device and Method

PCT	PCT/US11/ 57440	10/24/2011			Fuel Cell Control Device and Method

US	61/413,629	11/15/2010			Structure for Fuel Cell System with Grid Independent Operation with DC Micro-Grid Capability

US	13/295,527	11/14/2011	9,106,098	8/11/2015	Structure for Fuel Cell System with Grid Independent Operation with DC Micro-Grid Capability

US	14/790,253	7/2/2015			Fuel Cell System with Grid Independent Operation and DC Microgrid Capability

PCT	PCT/US11/ 60604	11/14/2011			Structure for Fuel Cell System with Grid Independent Operation with DC Micro-Grid Capability

US	61/494,397	6/9/2011			Fuel Cell Bypass Diode Structures and Attachment Methods

US	13/492,351	6/8/2012	8,785,012	7/22/2014	Fuel Cell Bypass Diode Structures and Attachment Methods

US	14/182,511	2/18/2014	8,802,250	8/12/2014	Fuel Cell Bypass Diode Structures and Attachment Methods

PCT	PCT/US12/ 41594	6/8/2012			Fuel Cell Bypass Diode Structures and Attachment Methods

US	61/418,088	11/30/2010			Reduction of Chromium Oxide in a Hydrogen Containing Atmosphere to Produce Chromium Powder for Powder Metallurgy Applications with Improved Properties

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	61/504,478	7/5/2011			Iron Coated Chromium Powder and SOFC IC Made Therefrom

US	13/301,151	11/21/2011	8,840,833	9/23/2014	Iron Coated Chromium Powder and SOFC IC Made Therefrom

US	14/483,858	9/11/2014			Iron Coated Chromium Powder and SOFC IC Made Therefrom

US	61/418,043	11/30/2010			High Resolution Density Measurement for Powdered Metals

US	13/306,511	11/28/2011	8,802,331	8/12/2014	Non-Destructive Testing Methods for Fuel Cell Interconnect Manufacturing

PCT	PCT/US11/ 62328	11/29/2011			Non-Destructive Testing Methods for Fuel Cell Interconnect Manufacturing

US	13/282,899	10/27/2011	9,190,685	11/17/2015	SOFC System with Selective CO2 and Water Removal

US	14/886,991	10/19/2015			SOFC System with Selective CO2 and Water Removal

US	13/626,560	9/25/2012	9,141,923	9/22/2015	Fuel Cell Fleet Optimization

WO	PCT/US13/61230	9/23/2013			Fuel Cell Fleet Optimization

US	61/496,143	6/13/2011			Fuel Cell Stack Compression Devices and Methods

US	61/560,893	11/17/2011			Multi-Layered Coating Providing Corrosion Resistance to Zirconia Based Electrolytes

US	13/677,836	11/15/2012	8,852,825	10/7/2014	Multi-Layered Coating Providing Corrosion Resistance to Zirconia Based Electrolytes

US	14/476,963	9/4/2014			Multi-Layered Coating Providing Corrosion Resistance to Zirconia Based Electrolytes

WO	PCT/US12/65213	10/15/2012			Multi-Layered Coating Providing Corrosion Resistance to Zirconia Based Electrolytes

US	61/539,045	9/26/2011			Electrolyte Supported Cell Designed for Longer Life and Higher Power

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	13/409,629	3/1/2012			Coatings for Metallic Interconnects to Reduce SOFC Degradation

US	14/870,579	9/30/2015			Coatings for Metallic Interconnects to Reduce SOFC Degradation

WO	PCT/US13/27895	2/27/2013			Coatings for Metallic Interconnects to Reduce SOFC Degradation

US	61/501,599	6/27/2011			Convergent Energized IT Apparatus for Commercial Use

US	13/533,070	6/26/2012			Convergent Energized IT Apparatus for Commercial Use

US	61/501,610	6/27/2011			Convergent Energized IT Apparatus for Residential Use

US	13/533,456	6/26/2012	9,059,600	6/16/2015	Convergent Energized IT Apparatus for Residential Use

US	13/533,755	6/26/2012	9,019,700	4/28/2015	Method of Operating an Energy Center

US	61/501,367	6/27/2011			Fuel Cell Power Generation System With Multiple DC Outputs

US	13/533,331	6/26/2012			Fuel Cell Power Generation System with Isolated and Non-Isolated Buses

US	61/501,607	6/27/2011			Energy Center

US	13/533,731	6/26/2012	9,089,077	7/21/2015	Energy Center

US	61/501,382	6/27/2011			B-Side Feed for Critical Power Applications

US	13/533,496	6/26/2012			B-Side Feed for Critical Power Applications

US	14/955,584	12/1/2015			B-Side Feed for Critical Power Applications

PCT	PCT/US12/ 44214	6/26/2012			B-Side Feed for Critical Power Applications

US	61/501,604	6/27/2011			DC Micro-Grid

US	13/533,593	6/26/2012	8,970,176	3/3/2015	DC Micro-Grid

US	14/600,571	1/20/2015			DC Micro-Grid

US	61/501,613	6/27/2011			Electric Vehicle Charging Using Fuel Cell System

US	13/533,216	6/26/2012			Electric Vehicle Charging Using Fuel Cell System

PCT	PCT/US12/ 44195	6/26/2012			Electric Vehicle Charging Using Fuel Cell System

US	61/511,305	7/25/2011			A Measurement Device for Measuring Voltages Along a Linear Array of Voltage Sources

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	13/556,794	7/24/2012	8,993,191	3/31/2015	A Measurement Device for Measuring Voltages Along a Linear Array of Voltage Sources

US	14/627,290	2/20/2015			Measurement Device for Measuring Voltages Along a Linear Array of Voltage Sources

US	61/714,928	10/17/2012			Interconnect For Fuel Cell Stack

US	61/673,548	7/19/2012			Thermal Processing of Interconnects

US	61/600,171	2/17/2012			Methods and Systems for Fuel Cell Stack Sintering and Conditioning

US	13/768,307	2/15/2013	9,065,127	6/23/2015	Methods and Systems for Fuel Cell Stack Sintering and Conditioning

US	14/715,890	5/19/2015			Methods and Systems for Fuel Cell Stack Sintering and Conditioning

WO	PCT/US13/26328	2/15/2013			Methods and Systems for Fuel Cell Stack Sintering and Conditioning

US	61/623,841	4/13/2012			Flaw Detection Method and Apparatus For Fuel Cell Components

US	61/749,984	1/8/2013			Flaw Detection Method and Apparatus For Fuel Cell Components

US	13/859,829	4/10/2013			Flaw Detection Method and Apparatus For Fuel Cell Components

US	13/859,892	4/10/2013	9,164,064	10/20/2015	Flaw Detection Method and Apparatus For Fuel Cell Components

WO	PCT/US13/35895	4/10/2013			Flaw Detection Method and Apparatus For Fuel Cell Components

US	61/535,121	9/15/2011			Crack Detection in Ceramics Using Electrical Conductors

US	13/531,631	6/25/2012	9,176,085	11/3/2015	Crack Detection in Ceramics Using Electrical Conductors

US	14/873,686	10/2/2015			Crack Detection in Ceramics Using Electrical Conductors

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	61/600,102	2/17/2012			Solid Oxide Fuel Cell Stack Heat Treatment Methods and Apparatus

US	13/768,218	2/15/2013	9,142,845	9/22/2015	Solid Oxide Fuel Cell Stack Heat Treatment Methods and Apparatus

WO	PCT/US13/26387	2/15/2013			Solid Oxide Fuel Cell Stack Heat Treatment Methods and Apparatus

US	61/561,344	11/18/2011			Fuel Cell Interconnects and Methods of Fabrication

US	13/678,709	11/16/2012	8,962,219	2/24/2015	Fuel Cell Interconnects and Methods of Fabrication

US	13/678,981	11/16/2012	9,196,909	11/24/2015	Fuel Cell Interconnect Heat Treatment Method

US	14/886,893	10/19/2015			Fuel Cell Interconnect

WO	PCT/US12/65508	11/16/2012			Fuel Cell Interconnects and Methods of Fabrication

US	61/605,309	3/1/2012			Coatings for SOFC Metallic Interconnects

US	61/702,397	9/18/2012			Coatings for SOFC Metallic Interconnects

US	13/781,206	2/28/2013			Coatings for SOFC Metallic Interconnects

US	61/714,302	10/16/2012			Energy Load Management System

US	14/054,010	10/15/2013			Energy Load Management System

WO	PCT/US13/65012	10/15/2013			Energy Load Management System

US	13/606,765	9/7/2012	8,916,300	12/23/2014	Ammonia Fueled SOFC System

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	13/603,581	9/5/2012			Ammonia or Hydrazine Injection into Fuel Cell Systems

US	61/600,132	2/17/2012			Continuous Furnace for Efficient Air and Energy Use

US	61/728,290	11/20/2012			Fuel Cell System Hot Box Insulation

US	14/082,651	11/18/2013			Fuel Cell System Hot Box Insulation

WO	PCT/US13/70505	11/18/2013			Fuel Cell System Hot Box Insulation

US	61/703,832	9/21/2012			Systems and Methods for Bypassing Fuel Cells

US	14/029,178	9/17/2013			Systems and Methods for Bypassing Fuel Cells

WO	PCT/US13/60145	9/17/2013			Systems and Methods for Bypassing Fuel Cells

US	61/730,595	11/28/2012			Hermetic High Temperature Dielectric Conduit Assemblies

US	14/090,104	11/26/2013	8,921,001	12/30/2014	Hermetic High Temperature Dielectric Conduit Assemblies

WO	PCT/US13/71823	11/26/2013			Hermetic High Temperature Dielectric Conduit Assemblies

US	61/691,360	8/21/2012			Systems and Methods for Suppressing Chromium Poisoning in Fuel Cells

US	61/788,661	3/15/2013			Systems and Methods for Suppressing Chromium Poisoning in Fuel Cells

US	13/971,064	8/20/2013			Systems and Methods for Suppressing Chromium Poisoning in Fuel Cells

WO	PCT/US13/55765	8/20/2013			Systems and Methods for Suppressing Chromium Poisoning in Fuel Cells

US	61/613,851	3/21/2012			Fuel Cell Power for Data Center Uses

US	61/789,343	3/15/2013			Fuel Cell Power for Data Center Uses

US	13/845,942	3/18/2013			Fuel Cell Power for Data Center Uses

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

WO	PCT/US13/33080	3/20/2013			Fuel Cell Power for Data Center Uses

US	61/750,867	1/10/2013			Methods of Recovering Scandium from Titanium Residue Streams

US	14/151,177	1/9/2014	9,102,999	8/11/2015	Methods of Recovering Scandium from Titanium Residue Streams

WO	PCT/US14/10803	1/9/2014			Methods of Recovering Scandium from Titanium Residue Streams

US	61/700,135	9/12/2012			Oxidation Process for Interconnects and End Plates

US	61/700,194	9/12/2012			Oxidation Process for Interconnects and End Plates Using Nitrous Oxide

US	61/669,494	7/9/2012			Fuel Cell Power for Site Specific Applications

US	61/669,494	7/9/2012			Fuel Cell System With Variable Frequency Drive For Support Equipment

US	61/694,337	8/29/2012			Interconnect for Fuel Cell Stack

US	14/011,804	8/28/2013			Interconnect for Fuel Cell Stack

WO	PCT/US13/56949	8/28/2013			Interconnect for Fuel Cell Stack

US	61/728,270	11/20/2012			Doped Scandia Stabilized Zirconia Electrolyte Compositions

US	61/792,699	3/15/2013			Doped Scandia Stabilized Zirconia Electrolyte Compositions

US	14/083,708	11/19/2013			Doped Scandia Stabilized Zirconia Electrolyte Compositions

WO	PCT/US13/70783	11/19/2013			Doped Scandia Stabilized Zirconia Electrolyte Compositions

US	61/679,201	8/3/2012			Powdered Metal Preparation and Compaction for Low Permeability Interconnects

US	13/679,092	11/16/2012			Powdered Metal Preparation and Compaction for Low Permeability Interconnects

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	14/687,365	4/15/2015			Method of Making Fuel Cell Interconnect Using Powder Metallurgy

WO	PCT/US12/65531	11/16/2012			Powdered Metal Preparation and Compaction for Low Permeability Interconnects

US	61/702,375	9/18/2012			Air Dryer for a SOFC System

US	61/787,111	3/15/2013			Abrasion Resistant Solid Oxide Fuel Cell Electrode Ink

US	14/201,149	3/7/2014			Abrasion Resistant Solid Oxide Fuel Cell Electrode Ink

WO	PCT/US14/21676	3/7/2014			Abrasion Resistant Solid Oxide Fuel Cell Electrode Ink

US	13/890,555	5/9/2013	8,968,509	3/3/2015	Methods and Devices for Printing Seals for Fuel Cell Stacks

US	61/723,992	11/8/2012			Fuel Cell Interconnects and Methods of Fabrication

US	61/723,066	11/6/2012			Interconnect Design to Improve Stack Yield by Mitigating Cell Stresses Caused by Stack to Stack Interface Seals in Stack Manufacturing and Hotbox Assembly

US	14/072,375	11/5/2013			Improved Interconnect and End Plate Design for Fuel Cell Stack

US	14/072,499	11/5/2013			Improved Interconnect and End Plate Design for Fuel Cell Stack

US	14/072,381	11/5/2013			Improved Interconnect and End Plate Design for Fuel Cell Stack

WO	PCT/US13/68405	11/5/2013			Improved Interconnect and End Plate Design for Fuel Cell Stack

US	61/894,485	10/23/2013			Pre-Reformer For Selective Reformation of Higher Hydrocarbons

US	14/519,560	10/21/2014			Pre-Reformer For Selective Reformation of Higher Hydrocarbons

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US					Pre-Reformer For Selective Reformation of Higher Hydrocarbons

WO	PCT/US14/61511	10/21/2014			Pre-Reformer For Selective Reformation of Higher Hydrocarbons

US	61/787,310	3/15/2013			Fuel Cell Mechanical Components

US	14/208,190	3/13/2014			Fuel Cell Mechanical Components

US	61/750,179	1/8/2013			Serialization of Fuel Cell Components

US	14/149,187	1/7/2014			Serialization of Fuel Cell Components

US	61/750,136	1/8/2013			Optical Measurement Method and Apparatus for Fuel Cell Components

US	14/147,785	1/6/2014			Optical Measurement Method and Apparatus for Fuel Cell Components

US	61/739,989	12/20/2012			End Plates and Interconnects with Different CTE Values for Fuel Cell Stack

US	61/923,886	1/6/2014			Structure and Method for Indication of Fuel Cell Poisons in Fuel Stream and of Bed Breakthrough

US	14/589,403	1/5/2015			Structure and Method for Indicating Undesirable Constituents in a Fuel Cell System

WO	PCT/US15/10137	1/5/2015			Structure and Method for Indication of Fuel Cell Poisons in Fuel Stream and of Bed Breakthrough

US	61/885,048	10/1/2013			Pre-Formed Powder Delivery to Powder Press Machine

US	14/501,572	9/30/2014			Pre-Formed Powder Delivery to Powder Press Machine

WO	PCT/US14/58251	9/30/2014			Pre-Formed Powder Delivery to Powder Press Machine

US	61/912,931	12/6/2013			Method of Measurement and Estimation of the Coefficient of Thermal Expansion in Components

US	14/559,214	12/3/2014			Method of Measurement and Estimation of the Coefficient of Thermal Expansion in Components

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	61/938,827	2/12/2014			Structure and Method for Fuel Cell System Where Multiple Fuel Cells and Power Electronics Feed Loads in Parallel Allowing for Integrated Electrochemical Impedance Spectroscopy (“EIS”)

US	14/619,779	2/11/2015			Structure and Method for Fuel Cell System Where Multiple Fuel Cells and Power Electronics Feed Loads in Parallel Allowing for Integrated Electrochemical Impedance Spectroscopy (“EIS”)

WO	PCT/US15/15425	2/11/2015			Structure and Method for Fuel Cell System Where Multiple Fuel Cells and Power Electronics Feed Loads in Parallel Allowing for Integrated Electrochemical Impedance Spectroscopy (“EIS”)

US	14/246,716	4/7/2014			Parallel Control of Multiple Uninterruptable Power Modules (“UPMs”)

US	61/824,025	5/16/2013			Corrosion Resistant Barrier Layer for a Solid Oxide Fuel Cell Stack and Method of Making Thereof

US	14/265,544	4/30/2014			Corrosion Resistant Barrier Layer for a Solid Oxide Fuel Cell Stack and Method of Making Thereof

WO	PCT/US14/35996	4/30/2014			Corrosion Resistant Barrier Layer for a Solid Oxide Fuel Cell Stack and Method of Making Thereof

US	13/905,383	5/30/2013			Measurement Device for Testing a Fuel Cell Stack

US	14/186,642	2/21/2014			Electrochemical Impedance Spectroscopy (“EIS”) Analyzer and Method of Using Thereof

US	62/067,867	10/23/2014			Contact Mesh for Fuel Cell Stacks

US	62/078,596	11/12/2014			SOFC Cathode Compositions with Improved Resistance to SOFC Degradation

US	62/185,261	6/26/2015			SOFC Cathode Compositions with Improved Resistance to SOFC Degradation

US	14/936,250	11/9/2015			SOFC Cathode Compositions with Improved Resistance to SOFC Degradation

WO	PCT/US15/59754	11/9/2015			SOFC Cathode Compositions with Improved Resistance to SOFC Degradation

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	62/022,942	7/10/2014			Methods and Systems for Detecting Defects in a Fuel Cell Stack

US	14/792,923	7/7/2015			Methods and Systems for Detecting Defects in a Fuel Cell Stack

US	61/925,340	1/9/2014			Duplex Coating for SOFC Interconnect

US	14/567,158	12/11/2014			Duplex Coating for SOFC Interconnect

US	62/188,858	7/6/2015			Real Time Monitoring and Automated Intervention Platform for Long Term Operability of Fuel Cells

US	62/133,723	3/9/2015			Methods and Systems for Detecting Defects in a Component of a Fuel Cell Stack

US	61/925,383	1/9/2014			Improved Method of Fabricating an Interconnect for a Fuel Cell Stack

US	14/566,267	12/10/2014			Overvoltage Snubber for Grid Tie Inverter

US	61/909,426	11/27/2013			Fuel Cell Interconnect with Reduced Voltage Degradation over Time

US	14/543,095	11/17/2014			Fuel Cell Interconnect with Reduced Voltage Degradation over Time

WO	PCT/US14/65877	11/17/2014			Fuel Cell Interconnect with Reduced Voltage Degradation over Time

US	62/132,003	3/12/2015			Fuel Cell Interconnects with Nitride Layer and Methods of Making Thereof

US	62/222,348	9/23/2015			Fuel Cell Interconnects with Nitride Layer and Methods of Making Thereof

US	62/109,227	1/29/2015			Fuel Cell Stack Assembly and Method of Operating the Same

US	62/007,645	6/4/2014			Hermetic Seal High Temperature Dielectric with Improved Manufacturability

US	14/725,414	5/29/2015			Hermetic High Temperature Dielectric Conduit Assemblies

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

WO	PCT/US15/33645	6/2/2015			Hermetic High Temperature Dielectric Conduit Assemblies

US	62/115,714	2/13/2015			Containerized Portable Fuel Cell System and Transportation Method

US	62/128,910	3/5/2015			Knock Sensor and Passive Pressure Relief Components for Detecting and Correcting Fuel Cell System Operational Conditions

US	62/111,875	2/4/2015			Carbon Dioxide Separator, Fuel Cell System Including Same, and Method of Operating the Fuel Cell System

US	62/241,261	10/14/2015			Leak Detection Method for Solid Oxide Fuel Cells Using Hydrogen or Other Detectable Gases

US	61/944,381	2/25/2014			Composition and Processing of Metallic Interconnects for SOFC

US	14/629,807	2/24/2015			Composition and Processing of Metallic Interconnects for SOFC Stacks

WO	PCT/US15/17226	2/24/2015			Composition and Processing of Metallic Interconnects for SOFC Stacks

US	61/971,700	3/28/2014			Packaging Design and Method of Packing/Unpacking Fuel Cell Components in a Recyclable Package Safe for Shipping, Transport, and Automation

US	14/671,156	3/27/2015			Fuel Cell Package and Method of Packing and Unpacking Fuel Cell Components

WO	PCT/US15/23013	3/27/2015			Fuel Cell Package and Method of Packing and Unpacking Fuel Cell Components

US	62/153,271	4/27/2015			Carbon Dioxide Separator Membrane Structure, Method of Manufacturing Same, and Carbon Dioxide Separator Including Same

US	61/975,233	4/4/2014			Fuel Cell System Glow Plug Assembly Seal

US	14/666,495	3/24/2015			Fuel Cell System Glow Plug and Method of Forming Same

WO	PCT/US15/22122	3/24/2015			Fuel Cell System Glow Plug and Method of Forming Same

US	61/975,233	4/24/2014			Anode Contact Ink for Improved SOFC Stack Life

Geography	Serial No.	Filing Date	Patent Number	Patent Date	Title

US	14/689,243	4/17/2015			Fuel Cell Interconnect with Reduced Voltage Degradation Over Time

US	62/215,285	9/8/2015			Fuel Cell Ventilation System

US	62/137,433	3/24/2015			Perimeter Electrolyte Reinforcement Layer Composition for Solid Oxide Fuel Cell Electrolytes

US	62/091,821	12/15/2014			High Temperature Air Purge of Solid Oxide Fuel Cell Anode Electrodes

US	62/050,424	9/15/2014			Air Cooled Fuel Cell System

US	14/850,044	9/10/2015			Air Cooled Fuel Cell System

US	13/062,643	5/12/2011			Recuperative Heat Exchanger, Fuel Cell System Including Recuperative Heat Exchanger, And Method Of Operating Same

US	62/086,938	12/3/2014			Inspection Method for the Effect of Composition on the Bond Strength of a Metallized Alumina Ceramic

US	14/872,365	10/1/2015			Inspection Method for the Effect of Composition on the Bond Strength of a Metallized Alumina Ceramic

US	12/689,726	1/19/2010	8,026,013	9/27/2011	Annular or Ring Shaped Fuel Cell Unit

US	62/129,509	3/6/2015			Modular Pad for a Fuel Cell System

US	62/238,351	10/7/2015			Fuel Cell Stack Column Including Stress-Relief Components

US	62/171,145	6/4/2015			Methods of Battery Integration

US	14/853,030	9/14/2015			Electrochemical Impedance Spectroscopy (“EIS”) Analyzer and Method of Using Thereof

US	62/237,711	10/6/2015			Sorbent Bed Assembly and Fuel Cell System Including Same

EXHIBIT C

List of Trademarks

U.S. Federal Trademark Registrations and Applications

Grantor	Trademark	Application No.	Application Date	Registration No.	Registration Date

Bloom Energy Corporation	BE	77388058	2/4/08	4272466	1/8/13

Bloom Energy Corporation	BLOOM BOX	86379783	8/28/14

Bloom Energy Corporation	BLOOM ELECTRONS	85266176	3/14/11	4246657	11/20/12

Bloom Energy Corporation	BLOOM ENERGY	77005327	9/22/06	3673390	8/25/09

Bloom Energy Corporation	BLOOM ENERGY	77950803	3/4/10	4122292	4/3/12

Bloom Energy Corporation	BLOOM ENERGY MY ENERGY	85546532	2/17/12

Bloom Energy Corporation	BLOOMCONNECT	86215135	3/7/14

Bloom Energy Corporation	BLOOMENERGY	77005348	9/22/06	3362904	1/1/08

Bloom Energy Corporation	ENERGY SERVER	78905859	6/12/06	3677943	9/1/09

Bloom Energy Corporation	GRID TO GO	78825024	2/28/06	3532547	11/11/08

Bloom Energy Corporation	ION AMERICA	86017104	7/23/13

Bloom Energy Corporation	POWDER TO POWER	77298195	10/08/07	3620161	5/12/09

Bloom Energy Corporation	THE BLOOM ENERGY FOUNDATION	85546526	2/17/12

Bloom Energy Corporation	THE BLOOM FOUNDATION	85546516	2/17/12

U.S. State Trademark Registrations

None

EXHIBIT D

Form of Notice of Security Interest in Trademarks and Patents

NOTICE OF SECURITY INTEREST IN TRADEMARKS AND PATENTS

This NOTICE OF SECURITY INTEREST IN TRADEMARKS AND PATENTS, effective as of [            ], 20[    ] (“Notice”) is made by [            ], a [        ] Corporation (the “Grantor”), in favor of U.S. Bank National Association, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Security Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Grantor is a party to a Security Agreement, dated as of December 15, 2015, by and among Bloom Energy Corporation, the Guarantors from time to time party thereto and U.S. Bank National Association for the benefit of the Collateral Agent and the Secured Parties (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor has executed and delivered this Notice for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Trademark Collateral and Patent Collateral (each as defined below) with the United States Patent and Trademark Office;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein and in the Security Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1 Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2 Grant of Security Interest. In furtherance and as confirmation of the Security Interest granted by the Grantor to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) under the Security Agreement, and as further security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby ratifies such Security Interest and grants to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) a continuing security interest, in all of the present and future right, title and interest of the Grantor in, to and under the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “Trademark and Patent Collateral”):

(a) All Trademarks, including, without limitation, the trademark registrations and trademark applications set forth on Exhibit A attached hereto (collectively, “Trademarks”);

(b) All Patents, including, without limitation, the patents and patent applications set forth on Exhibit B attached hereto (collectively, “Patents”);

(c) All Patent Licenses and Trademark Licenses (collectively, “Licenses”) and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to the Trademarks and Patents, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof;

(d) The right to sue for past, present and future infringements, misappropriations and dilutions of any of the Trademarks and Patents; and

(e) All of the Grantor’s rights corresponding to any of the foregoing throughout the world.

Notwithstanding the foregoing, (i) no Trademark shall be included in the Trademark and Patent Collateral to the extent that the grant of a security interest in such Trademark would result in, permit or provide grounds for the cancellation or invalidation of such Trademark and (ii) in no event shall the Trademark and Patent Collateral include any Excluded Assets.

SECTION 3 Intent. This Notice is being executed and delivered by the Grantor for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Trademark and Patent Collateral with the United States Patent and Trademark Office. It is intended that the security interest granted pursuant to this Notice is granted in conjunction with, and not in addition to or limitation of, the Security Interest granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the Security Agreement. All provisions of the Security Agreement shall apply to the Trademark and Patent Collateral, and such provisions are hereby incorporated herein by reference. The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the Trademark and Patent Collateral as in all other Collateral. In the event of a conflict between this Notice and the Security Agreement, the terms of the Security Agreement shall control.

SECTION 4. Recordation. The Grantor authorizes and requests that the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this Notice.

SECTION 5. Governing Law. THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Termination; Release of Trademark and Patent Collateral. Upon termination of the Security Interest in the Trademark and Patent Collateral in accordance with the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor, an instrument in writing in recordable form releasing the collateral pledge, grant, lien and security interest in the Trademark and Patent Collateral under this Notice. Any execution and delivery of termination statements, releases or other documents pursuant to this Section 5 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

SECTION 7. Concerning the Collateral Agent. It is expressly understood and agreed that U.S. Bank National Association is executing this Notice solely in its capacity as Collateral Agent as appointed pursuant to the Indenture, and shall be entitled to all of the rights, privileges, immunities and protections under the Indenture as if such rights, privileges, immunities and protections were set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Notice to be executed by their duly authorized officers as of the date first above written.

GRANTOR[S]:	[ ]

By:
Name:
Title:

COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

EXHIBIT A

Trademark Registrations and Applications

U.S. Federal Trademark Registrations and Applications

Trademark	Status	App/Reg. No.	App/Reg. Date

EXHIBIT B

Patents and Patent Applications

Patent	App/Reg. No.	App/Reg. Date

EXHIBIT E

Form of Notice of Security Interest in Copyrights

NOTICE OF SECURITY INTEREST IN COPYRIGHTS

This NOTICE OF SECURITY INTEREST IN COPYRIGHTS, effective as of [            ], 20[    ] (“Notice”) is made by [            ], a [        ] Corporation (the “Grantor”), in favor of U.S. Bank National Association, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Security Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Grantor is a party to a Security Agreement, dated as of December 15, 2015, by and among Bloom Energy Corporation, the Guarantors and U.S. Bank National Association for the benefit of the Collateral Agent and the Secured Parties (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantor has executed and delivered this Notice for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Copyright Collateral (as defined below) with the United States Copyright Office;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein and in the Security Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest. In furtherance and as confirmation of the Security Interest granted by the Grantor to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) under the Security Agreement, and as further security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby ratifies such Security Interest and grants to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) a continuing security interest, in all of the present and future right, title and interest of such Grantor in, to and under the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “Copyright Collateral”):

(a) All Copyrights, including without limitation the registrations and applications set forth on Exhibit A attached hereto, and all renewals thereof (collectively, “Copyrights”);

(b) All Copyright Licenses (collectively, “Licenses”) and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to the Copyrights, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements thereof;

(c) The right to sue for past, present and future infringements of any of the Copyrights; and

(d) All of the Grantor’s rights corresponding to any of the foregoing throughout the world.

Notwithstanding the foregoing, in no event shall the Copyright Collateral include any Excluded Assets.

SECTION 3. Intent. This Notice is being executed and delivered by the Grantors for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office. It is intended that the security interest granted pursuant to this Notice is granted in conjunction with, and not in addition to or limitation of, the Security Interest granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the Security Agreement. All provisions of the Security Agreement shall apply to the Copyright Collateral, and such provisions are hereby incorporated herein by reference. The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the Copyright Collateral as in all other Collateral. In the event of a conflict between this Notice and the Security Agreement, the terms of the Security Agreement shall control.

SECTION 4. Recordation. The Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this Notice.

SECTION 5. Governing Law. THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Termination; Release of Copyright Collateral. Upon termination of the Security Interest in the Copyright Collateral in accordance with the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor, an instrument in writing in recordable form releasing the collateral pledge, grant, lien and security interest in the Copyright Collateral under this Notice. Any execution and delivery of termination statements, releases or other documents pursuant to this Section 5 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

SECTION 7. Concerning the Collateral Agent. It is expressly understood and agreed that U.S. Bank National Association is executing this Notice solely in its capacity as Collateral Agent as appointed pursuant to the Indenture, and shall be entitled to all of the rights, privileges, immunities and protections under the Indenture as if such rights, privileges, immunities and protections were set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Notice to be executed by their duly authorized officers as of the date first above written.

GRANTOR[S]:	[ ]

By:
Name:
Title:

COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

Exhibit A

List of Copyrights

United States Copyright Registrations and Applications

Copyright	Status	App/Reg. No.	App/Reg. Date

EXHIBIT G

ADDITIONAL GRANTOR JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of             ,         , is delivered pursuant to (a) Section 8.15 of the Security Agreement, dated as of December 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Bloom Energy Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto (the “Guarantors” and together the Company, each a “Grantor” and collectively, the “Grantors”) and U.S. Bank National Association, in its capacity as Collateral Agent pursuant to the Indenture (as hereinafter defined) (in such capacity and together with any successors in such capacity, the “Collateral Agent”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned hereby becomes a party to and Grantor under the Security Agreement with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all the Secured Obligations, the undersigned hereby grants to the Collateral Agent, for itself and for the benefit of the Secured Parties, a security interest in and to all of the undersigned’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired by the undersigned or in which the undersigned now holds or hereafter acquires any interest and expressly assumes all obligations and liabilities of a Grantor thereunder. From and after the date hereof, the undersigned shall for all purposes be a party to the Security Agreement and shall have the same rights, benefits and obligations as a Grantor party thereto.

The information set forth in Annex I is hereby added to the information set forth in Schedules I, II, III and IV and Exhibits A, B, and C to the Security Agreement.

The undersigned hereby represents and warrants that each of the representations and warranties contained in the Security Agreement, made with respect to the undersigned and giving effect to this Joinder Agreement, is true and correct in all material respects on and as the date hereof as if made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier shall be disregarded with respect to such representation and warranty.

This Joinder Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. The undersigned hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Joinder Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.

This Joinder Agreement may be executed in any number of counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “PDF” or similar electronic format of an executed counterpart of this Joinder Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

as of the date of this Joinder Agreement

first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

ANNEX I

[New Grantor to complete as appropriate]

SCHEDULE I

LEGAL NAME; JURISDICTION OF FORMATION; BOOKS AND RECORDS; LOCATION OF COLLATERAL

Legal Name	Jurisdiction of Formation	Chief Executive Office; Principal Place of Business; Location of Books and Records	Other Collateral Locations

SCHEDULE II

COMMERCIAL TORT CLAIMS

[Company to provide]

SCHEDULE III

(See Section 3.09 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Deposit Account is a Collateral Deposit Account	Description of Deposit Account if not a Collateral Deposit Account

SCHEDULE IV

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest